                                                                   Exhibit 10.45


                                   $20,000,000

                          CREDIT AND SECURITY AGREEMENT

                           dated as of July 31, 2002

                                      among

                              EDISON SCHOOLS INC.,

                                  as Borrower,

                              SCHOOL SERVICES LLC,

                                   as Lender,

                         110th and 5th ASSOCIATES, LLC,

                                 as a Guarantor,

                                       and

                       BAYARD RUSTIN CHARTER SCHOOL, LLC,

                                 as a Guarantor

                                TABLE OF CONTENTS

                                                                                                                  PAGE
SECTION 1.   INTERPRETATION OF AGREEMENT AND NOTES.............................................................     1
        1.1   Definitions......................................................................................     1
        1.2   Interpretation and Construction..................................................................    21

SECTION 2.   REVOLVING LOAN COMMITMENT.........................................................................    21
        2.1   The Revolving Loans..............................................................................    21
        2.2   Revolving Borrowings; Closings...................................................................    22
        2.3   Invoice..........................................................................................    24
        2.4   Security Interests...............................................................................    24
        2.5   Termination of Revolving Loan Commitment.........................................................    24
        2.6   Reports..........................................................................................    24
        2.7   Reduction of Revolving Loan Commitment...........................................................    24

SECTION 2A.  TERM LOAN COMMITMENT..............................................................................    25
        2A.1  The Term Loan....................................................................................    25
        2A.2  Term Loan Borrowings; Closings...................................................................    26
        2A.3  Invoice..........................................................................................    27
        2A.4  Security Interests...............................................................................    27
        2A.5  Termination of Term Loan Commitment..............................................................    27
        2A.6  Reduction of Term Loan Commitment................................................................    27

SECTION 3.   GENERAL REPRESENTATIONS AND WARRANTIES OF THE BORROWER............................................    27
        3.1   Existence and Power..............................................................................    27
        3.2   Corporate and Governmental Authorization; No Contravention.......................................    28
        3.3   Binding Effect...................................................................................    28
        3.4   Litigation.......................................................................................    28
        3.5   Investment Company...............................................................................    28
        3.6   Events of Default or Default.....................................................................    29
        3.7   Use of Proceeds..................................................................................    29
        3.8   Accurate and Complete Disclosure.................................................................    29
        3.9   Taxes............................................................................................    29
        3.10  Books and Records................................................................................    29
        3.11  Financial Condition..............................................................................    29
        3.12  Insurance........................................................................................    30
        3.13  ERISA.............................................................................................   30
        3.14  Owned Real Estate Taxes and Assessments..........................................................    31
        3.15  Other Agreements; Defaults.......................................................................    31
        3.16  Compliance with Law..............................................................................    31
        3.17  Solvency.........................................................................................    31
        3.18  Owned Real Estate Insurance......................................................................    32
        3.19  Equipment........................................................................................    32

        3.20   SEC Documents...................................................................................    32

SECTION 3A.  REPRESENTATIONS AND WARRANTIES OF THE BORROWER RELATING TO COLLATERAL.............................    33
        3A.1  Place of Business; Records Location; Etc.........................................................    33
        3A.2  No Liens.........................................................................................    33
        3A.3  No Adverse Actions...............................................................................    33
        3A.4  Filings..........................................................................................    34
        3A.5  Notice...........................................................................................    34
        3A.6  Assignment.......................................................................................    34
        3A.7  Owned Real Estate Title..........................................................................    34
        3A.8  Flood Zone.......................................................................................    34
        3A.9  Certificate of Occupancy; Licenses...............................................................    34
        3A.10 Physical Condition...............................................................................    35
        3A.11 Filing and Recording Taxes.......................................................................    35

SECTION 4.   INSURANCE AND CONDEMNATION........................................................................    35
        4.1   Owned Real Estate Insurance......................................................................    35
        4.2   Use and Application of Insurance Proceeds........................................................    37
        4.3   Condemnation Awards..............................................................................    37

SECTION 5.   LEASING COVENANTS.................................................................................    38
        5.1   Covenants........................................................................................    38

SECTION 5A.  ENVIRONMENTAL MATTERS.............................................................................    39
        5A.1  Representations and Warranties on Environmental Matters..........................................    39
        5A.2  Covenants on Environmental Matters...............................................................    39
        5A.3  Allocation of Risks and Indemnity................................................................    40
        5A.4. No Waiver........................................................................................    41

SECTION 6.   CONDITIONS TO LENDER'S OBLIGATION TO FUND THE BORROWING REQUEST ON THE INITIAL CLOSING DATE.......    41
        6.1   Certified Resolutions............................................................................    41
        6.2   Articles of Incorporation........................................................................    41
        6.3   Good Standing Certificates; Etc..................................................................    41
        6.4   Incumbency; Specimen Signatures; By-Laws; Etc....................................................    41
        6.5   Financing Statements.............................................................................    42
        6.6   Lien Searches....................................................................................    42
        6.7   Legal Opinions...................................................................................    42
        6.8   Other Documents..................................................................................    42
        6.9   Omitted..........................................................................................    42
        6.10  Receivables List.................................................................................    42
        6.11  Delivery of Notes................................................................................    42
        6.12  Insurance........................................................................................    43
        6.13  Condemnation.....................................................................................    43
        6.14  Brokers..........................................................................................    43
        6.15  Leases...........................................................................................    43

        6.16   Other Agreements................................................................................    43

SECTION 6A.  CONDITIONS TO LENDER'S OBLIGATION TO FUND THE BORROWING REQUEST ON THE INITIAL CLOSING DATE AND
             THE SECOND CLOSING DATE ..........................................................................    43
        6A.1  Special Conditions................................................................................   43
        6A.2  Special Conditions................................................................................   43
        6A.3  Fees..............................................................................................   43
        6A.4  Mortgages and Other Collateral....................................................................   44
        6A.5  Representations True; No Default or Event of Default; Employment..................................   44
        6A.6  Borrowing.........................................................................................   44
        6A.7  Release of Certain Collateral.....................................................................   44

SECTION 7.   CONDITIONS TO LENDER'S OBLIGATION TO FUND BORROWING REQUESTS (INCLUDING THE INITIAL BORROWING
             REQUEST) AND TO MAINTAIN THE LOANS ...............................................................    45
        7.1   Representations True; No Default or Event of Default..............................................   45
        7.2   Borrowing Base....................................................................................   45
        7.3   Borrowing Notice..................................................................................   46
        7.4   Other Matters.....................................................................................   46
        7.5   Expenses..........................................................................................   46
        7.6   Adverse Change....................................................................................   46
        7.7   Condemnation......................................................................................   46
        7.8   Security..........................................................................................   46

SECTION 8.   LOAN MATURITY; LOAN PREPAYMENTS....................................................................   46
        8.1   Loan Maturity.....................................................................................   46
        8.2   Mandatory Prepayments.............................................................................   46
        8.3   Voluntary Prepayments.............................................................................   48
        8.4   Allocation of Prepayments.........................................................................   48
        8.5   Prepayment Notice.................................................................................   48
        8.6   Payment Instructions; Etc.........................................................................   48

SECTION 9.   ASSIGNMENTS AND PARTICIPATIONS.....................................................................   48
        9.1   Assignments.......................................................................................   48
        9.2   Participations....................................................................................   49

SECTION 10.  CERTAIN COVENANTS OF THE BORROWER AND EACH GUARANTOR...............................................   50
        10.1  Notice of Default or Event of Default.............................................................   50
        10.2  Notice of Material Adverse Change.................................................................   50
        10.3  Preservation of Existence.........................................................................   50
        10.4  Compliance with Laws..............................................................................   50
        10.5  Enforceability of Obligations.....................................................................   50
        10.6  Books and Records.................................................................................   50
        10.7  Fulfillment of Obligations........................................................................   51

        10.8   Maintenance of Office; Notice of Relocation......................................................   51
        10.9   Litigation.......................................................................................   51
        10.10  Fees, Taxes and Expenses.........................................................................   51
        10.11  Information......................................................................................   51
        10.12  Nature of Business and Permitted Transactions....................................................   52
        10.13  Due Diligence....................................................................................   52
        10.14  Taxes; Charges...................................................................................   52
        10.15  Operation; Maintenance; Inspection...............................................................   53
        10.16  Taxes on Security................................................................................   53
        10.17  ERISA Events.....................................................................................   53
        10.18  Due on Sale and Encumbrance; Transfers of Interests..............................................   54
        10.19  Estoppel Certificates............................................................................   54
        10.20  Handicapped Access...............................................................................   54
        10.21  Further Assurances...............................................................................   55
        10.22  Equipment Insurance..............................................................................   55
        10.23  New Mortgages and Receivables....................................................................   56
        10.24  Alterations......................................................................................   57
        10.25  Lease Extension..................................................................................   58
        10.26  Compliance Certificate...........................................................................   58
        10.27  Accounts Payable.................................................................................   58
        10.28  Financial Covenants..............................................................................   58
        10.29  Collateral.......................................................................................   58

SECTION 11.   NEGATIVE COVENANTS................................................................................   58
        11.1   No Rescissions or Modifications..................................................................   59
        11.2   No Liens.........................................................................................   59
        11.3   No Changes.......................................................................................   59
        11.4   Consolidations, Mergers and Sales of Assets......................................................   59
        11.5   Investments in Other Persons.....................................................................   59
        11.6   Financial Covenants..............................................................................   59
        11.7   Dissolution......................................................................................   60
        11.8   Change in Business...............................................................................   60
        11.9   Liens............................................................................................   60
        11.10  Sale of Assets...................................................................................   60
        11.11  Dividends........................................................................................   60
        11.12  New Management Contracts.........................................................................   60
        11.13  Options..........................................................................................   60
        11.14  Pre Financing....................................................................................   60

SECTION 12.   DEFAULTS, REMEDIES AND TERMINATION................................................................   61
        12.1   Events of Default................................................................................   61
        12.2   Default Remedies.................................................................................   63

SECTION 13.   INDEMNIFICATION; EXPENSES.........................................................................   63
        13.1   Indemnification..................................................................................   63
        13.2   Expenses.........................................................................................   65

SECTION 14.   SECURITY INTEREST.................................................................................   66
        14.1   Grant of Security Interests......................................................................   66
        14.2   Further Assurances; Protection of Lender's Security Interest.....................................   68
        14.3   General Authority................................................................................   68
        14.4   Collection of Receivables........................................................................   69
        14.5   Remedies upon Event of Default...................................................................   69
        14.6   Application of Proceeds..........................................................................   70
        14.7   Termination of Security Interests; Release of Collateral.........................................   71
        14.8   Lender Acknowledgement...........................................................................   71
        14.9   Notes............................................................................................   71

SECTION 15.   MORTGAGE SATISFACTION.............................................................................   71
        15.1   Satisfaction.....................................................................................   71

SECTION 16.   MISCELLANEOUS.....................................................................................   71
        16.1   Notices..........................................................................................   71
        16.2   Survival.........................................................................................   72
        16.3   Successors and Assigns...........................................................................   72
        16.4   Amendment and Waiver.............................................................................   72
        16.5   Counterparts.....................................................................................   73
        16.6   Reproduction of Documents........................................................................   73
        16.7   Governing Law; Consent to Jurisdiction and Venue.................................................   73
        16.8   Confidentiality..................................................................................   74
        16.9   Waiver of Jury Trial.............................................................................   74
        16.10  No Implied Waiver; Cumulative Remedies...........................................................   74
        16.11  No Discharge.....................................................................................   75
        16.12  Severability.....................................................................................   75
        16.13  Prior Understandings.............................................................................   75
        16.14  General Source of Funds Representation of Lender.................................................   75

                             Exhibits and Schedules

Exhibits
--------
Exhibit A -       Form of Borrowing Base Report
Exhibit B -       Form of Estoppel Certificate
Exhibit C -       Form of Alliance Pledge Agreement
Exhibit D -       Form of Revolving Loan Borrowing Notice
Exhibit E -       Form of Revolving Note
Exhibit F -       Form of Term Loan Borrowing Notice
Exhibit G -       Form of Term Note
Exhibit H -       Form of Collateral Assignment


Schedules
---------
Schedule 1  -     Designated Note Receivables
Schedule 2  -     Eligible Owned Real Estate
Schedule 3  -     Receivables
Schedule 4  -     Eligible Receivables
Schedule 5  -     Cost of  Owned Properties
Schedule 6  -     Form of Entity of Harlem Guarantor and Bayard Guarantor
Schedule 7  -     Litigation
Schedule 8  -     Location of Records
Schedule 9  -     Equipment Owned by Borrower
Schedule 10 -     Borrower's Name Changes, Mergers or Consolidations
Schedule 11 -     Title Insurance
Schedule 12 -     Additional Reporting Requirements
Schedule 13 -     Minimum Purchase Price/Financing Proceeds for Owned Real Estate
Schedule 14 -     Leases
Schedule 15 -     Required Insurance
Schedule 16 -     Other Loans Receivable
Schedule 17 -     Terms of Philadelphia Management Contracts
Schedule 18 -     Excluded Collateral
Schedule 19 -     Receivables With Lost or Misplaced Notes

                  CREDIT AND SECURITY AGREEMENT, dated as of July 31, 2002 (as modified, supplemented or amended from time to time, this "Agreement"), among EDISON SCHOOLS INC., a Delaware corporation (together with its successors, the "Borrower"), SCHOOL SERVICES LLC, a Delaware limited liability company (together with its successors and any Assignees, the "Lender"), 110th and 5th ASSOCIATES, LLC, a New York limited liability company (together with its successors, the "Harlem Guarantor"), and BAYARD RUSTIN CHARTER SCHOOL, LLC, a Florida limited liability company (together with its successors, the "Bayard Guarantor").

                  WHEREAS, Borrower has requested that Lender make a revolving loan to it in an aggregate amount not to exceed $10,000,000 at any time outstanding, and Lender is prepared to make such a loan upon the terms and subject to the conditions hereof; and

                  WHEREAS, Borrower has requested that Lender make a term loan to it in an amount of $10,000,000, and Lender is prepared to make such a loan upon the terms and subject to the conditions hereof.

                  Accordingly, the parties hereto agree as follows:

SECTION 1. INTERPRETATION OF AGREEMENT AND NOTES.

       1.1 Definitions. Except as the context shall otherwise require, the following terms shall have the following meanings for all purposes of this
Agreement:

              "Affiliate" shall mean, with respect to a Person, any other Person, which directly or indirectly controls, is controlled by or is under common control with, such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

              "Agreement" shall have the meaning set forth in the first paragraph hereof.

              "Albany Loan Documents" means any and all loan documents which evidence, govern or secure that certain loan in the original principal amount of $13,000,000.00 made by Borrower in favor of New Covenant Charter School on August 7, 2001, including, without limitation, any and all promissory notes, loan agreements, mortgages, assignments of leases and rents, environmental indemnity agreements and financing statements and any and all amendments or modifications thereof.

              "Alliance Edison LLC Member Interest" means that certain limited liability company member interest of Alliance Edison LLC, a Delaware limited liability company, which is held by Borrower.

              "Alliance Pledge Agreement" shall mean that certain pledge agreement in substantially the form attached hereto as Exhibit C, by and between Borrower and Lender, pursuant to which Borrower shall pledge the Alliance Edison LLC Member Interest to Lender.

              "Arrangement Fee" shall mean $500,000, which fee is the product of: (a) 2.50%; and (b) $20,000,000, $150,000 of which has been paid by
       Borrower to Lender on the date hereof.

              "Assignee" shall have the meaning set forth in Section 9.1(b).

              "Borrower" shall have the meaning set forth in the first paragraph of this Agreement.

              "Bayard Guarantor" shall have the meaning set forth in the first paragraph of this Agreement.

              "Bayard Guaranty" shall mean that certain Guaranty, dated as of the date hereof, made by Bayard Guarantor in favor of Lender.

              "Bayard Mortgage" shall mean the Mortgage given by Bayard Guarantor in favor of Lender creating a Lien on the Owned Real Estate owned by the Bayard Guarantor.

              "Borrowing" shall mean each increase in the principal amount of the Revolving Loans (including the initial funding thereof) in accordance with Sections 2.1 and 2.2 hereof and the principal amount of the Term Loan in accordance with Sections 2A.1 and 2A.2.

              "Borrowing Base" shall mean, as of any date of determination, an amount equal to the difference between the sum of:

              (a) the product of (w) thirty three (33%) percent and (x) the aggregate Outstanding Balance of all Eligible Receivables; plus

              (b) the product of (1) seventy (70%) percent and (2) the Fair Market Value of all Eligible Owned Real Estate; minus

              (c) to the extent a positive number, the difference between the outstanding principal balance of the Term Loan minus Seven Million ($7,000,000.00) Dollars.

              "Borrowing Base Report" shall mean a report substantially in the form of Exhibit A hereto.

              "Budget" shall mean Borrower's projections and business plan as previously submitted to Lender on July 19, 2002.

              "Business Day" shall mean any day other than a Saturday, Sunday, public holiday under the Laws of the State of New York or any other day on which banking institutions are authorized or obligated to close in the State of New York.

              "Change of Control" shall mean, with respect to Borrower:

              (a) H. Christopher Whittle shall at any time cease to be the beneficial owner (within Rule 13d-3 promulgated by the Securities and Exchange Commission under the Exchange Act) of at least 45% of the issued and outstanding Class B common stock of Borrower;

              (b) any Person or group of Persons (within the meaning of Section 13 or 14 of the Exchange Act) shall at any time be the "beneficial owners" (as defined above) of more of the issued and outstanding Class B common stock of Borrower than is beneficially owned by H. Christopher Whittle at such time;

              (c) no Class B common stock of Borrower is outstanding; or

              (d) during any period of 36 consecutive calendar months, individuals who were directors of Borrower on the first day of such period (the applicable "Incumbent Board") shall cease to constitute a majority of the board of directors of Borrower for any reason other than death or disability, provided that, for purposes of this clause any individual becoming a director during any such period subsequent to the first day thereof whose election, or nomination for election, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board for such period shall be considered as though such individual was a member of the Incumbent Board for such period.

              "Closing Date" shall have the meaning set forth in Sections 2.2(a)(ii) and 2A.2(a) hereof.

              "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time and any successor thereto, and the regulations promulgated and rulings issued thereunder.

              "Collateral" shall have the meaning set forth in Section 14.1(a) hereof.

              "Collections" shall mean, for any Receivable as of any date:

              (a) the sum of all amounts, whether in the form of wire transfer, cash, checks, drafts, or other instruments, in payment of, or applied to, any amount owed by any Obligor on account of such Receivable (including but not limited to all amounts received on account of any Defaulted Receivable) on or before such date, including, without limitation, all amounts received on account of such Receivable and all other fees and charges; and

              (b) cash Proceeds of Related Security with respect to such Receivable.

              "Commitment" shall mean the collective reference to the Revolving Loan Commitment and the Term Loan Commitment.

              "Consolidated Debt" shall mean, at any time, the Debt of Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP, and which shall in any event include, without duplication, the Debt of any Subsidiary of Borrower which is not included on a consolidated balance sheet of borrower as a result of FASB 140.

              "Consolidated Net Income" shall mean, for any period, the net income of Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

              "Consolidated Tangible Net Worth" shall mean, at any time, the common stockholders' equity of Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP, less the sum of:

              (a) all amounts owing to Borrower or any Subsidiary by any Affiliate of Borrower or such Subsidiary or by any officer, director or employee of Borrower, any Subsidiary of Borrower or any of their respective Affiliates; and

              (b) the carrying value of all intangible assets of Borrower and its Subsidiaries.

              "Debt" of a Person shall mean, without duplication, such Person's:

              (a) indebtedness for borrowed money or for the deferred purchase price of property or services;

              (b) obligations as lessee under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases;

              (c) obligations, whether or not assumed, which are secured by Liens or payable out of the proceeds or production from property now or hereafter acquired by such Person;

              (d) obligations which are evidenced by notes, acceptances or other instruments;

              (e) contingent or non-contingent obligations to make loans or advances to any other Person or to reimburse any Person in respect of amounts paid or to be paid under a letter of credit or similar instrument;

              (f) Guarantees of Debt of others; and

              (g) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

              "Default" shall mean any event or condition that would become an Event of Default after notice or passage of time or both.

              "Default Rate" shall mean, at any time, the Interest Rate at such time plus 2% per annum.

              "Defaulted Receivable" shall mean a Receivable:

              (a) in respect of which an event of default (beyond all applicable notice and grace periods and subject to any and all cure rights) of a payment obligation or any other material obligation has occurred and is continuing under the instrument evidencing such Receivable; or

              (b) which is identified as uncollectible by Lender in its reasonable discretion, provided, that the Lender may only deem a Receivable to be a Defaulted Receivable under this clause (b) upon the initial request of the Borrower to include such Receivable in the Borrowing Base and then once during each 180 day period thereafter; provided, further, that if the Lender deems a Receivable to be a Defaulted Receivable under this clause (b), subject to the right of the Lender to exercise its rights under this clause (b) with respect to such Receivable at a later date as set forth above, it shall no longer be a Defaulted Receivable if the Borrower delivers to the Lender an Estoppel Certificate, in the form attached hereto as Exhibit B, executed by the Obligor of such Receivable within twenty (20) days of the Lender deeming such Receivable to be a Defaulted Receivable; or

              (c) in respect of which an Event of Bankruptcy has occurred and is continuing with respect to the related Obligor.

              "Designated Note Receivables" shall mean the Receivables set forth on Schedule 1 hereto.

              "Dollars" or "$" shall mean the lawful currency of the United States of America.

              "EBITDA" shall mean for any period in question, Borrower's net income calculated in accordance with GAAP for that period:

              (a) plus, to the extent deducted in calculating such net income, the sum of all interest paid or accrued, income and franchise taxes paid or accrued, depreciation and amortization, non-cash stock based compensation charges, write offs of equity investments, and any net losses incurred on the sale or disposition of assets other than in the normal course of business;

              (b) less, to the extent included in net income, the sum of all net gains (less losses) from the sale or disposition of assets and other extraordinary and non-recurring gains.

              "Eligible Owned Real Estate" except for the Harlem Real Estate, fee title real property owned by Borrower, or a wholly-owned subsidiary of Borrower,

              (a) free and clear of all Liens (except for Permitted Liens) in which Lender will have a valid first priority perfected mortgage if such mortgage is duly and properly filed of record; and

              (b) which, with respect to Owned Real Estate acquired by Borrower after the date hereof, is reasonably acceptable to Lender in all respects.

                  Lender hereby agrees that of the date hereof the Eligible Owned Real Estate is the Owned Real Estate set forth on Schedule 2 attached hereto.

              "Eligible Receivable" shall mean, at any time, any Receivable:

              (a) which complies with all applicable Laws and other legal requirements, whether federal, state or local;

              (b) which constitutes an "instrument" as defined in the UCC as in effect in the State of New York and the jurisdiction whose Law governs the perfection of Lender's security interest therein;

              (c) which was originated in connection with the financing of a charter school to be owned or operated by an Obligor and which was in existence as of the date hereof or, if not in existence on the date hereof, which is provided for in the Budget, and which Obligor is not an Affiliate of Borrower;

              (d) which, together with its Related Security is assignable under the terms of the applicable Mortgage and/or loan document, including the note, without any consent of or notice to the related Obligor or any other Person or which requires consent of or notice to the related Obligor or any other Person and such consent is received and notice given or waived by Lender and with respect to which the original note has been delivered to the Lender;

              (e) which is genuine (i.e., is not fraudulent) and constitutes a legal, valid and binding payment obligation of the related Obligor, enforceable in accordance with its terms;

              (f) which provides for payment in Dollars by the related Obligor;

              (g) which is not a Defaulted Receivable;

              (h) which was not originated in or subject to the Laws of a jurisdiction whose Laws would make such Receivable, the related instrument and Related Security and the assignment thereof to Lender hereunder unlawful, invalid or unenforceable;

              (i) which is owned solely by Borrower free and clear of all Liens (except for Permitted Liens) and in which Lender will have a valid first priority perfected security interest;

              (j) which has an Obligor which is domiciled in a state (including the District of Columbia) of the United States of America;

              (k) which is not an obligation of the United States government or any agency, instrumentality or political subdivision thereof;

              (l) which arises under loan agreements all of which are in full force and effect;

              (m) which is secured by a properly secured first priority mortgage on the real property owned by the Obligor or leasehold with respect to which the Obligor is the tenant (subject to the Permitted Liens).

              (n) the payment of which (or of any portion of which) has not been subordinated or deferred;

              (o) except for Permitted Construction Loans, which is not a construction loan; and

              (p) in the case of future Receivables, which real property or leasehold with respect to which the Receivable relates is reasonably acceptable to Lender in all respects.

       Subject to continuing to remain Eligible Receivables under the standards set forth in clauses (a) through (o) of this definition of Eligible Receivables, the Lender agrees that as of the date hereof the Receivables set forth on
Schedule 4 hereto are Eligible Receivables.

              "Environmental Laws" shall mean any federal, state or local law (whether imposed by statute, or administrative or judicial order, or common law), now or hereafter enacted, governing health, industrial hygiene, the environment or natural resources, or Hazardous Materials, including, such laws governing or regulating the use, generation, storage, removal, recovery, treatment, handling, transport, disposal, control, discharge of, or exposure to, Hazardous Materials.

              "Equipment" shall mean all of Borrower's right, title and interest in and to all now owned and hereafter acquired equipment, vehicles, furniture, fixtures and machinery, together with all substitutes, replacements, accessions and additions thereto, and all tools, parts, accessories and attachments used in connection therewith.

              "ERC" means Edison Receivables Company LLC, a Delaware limited liability company.

              "ERC LLC Member Interest" means that certain limited liability company member interest of ERC which is held by Borrower.

              "ERC LLC Pledge Agreement" shall mean that certain pledge agreement, dated as of the date hereof by and between Borrower and Lender, pursuant to which Borrower shall pledge certain rights with respect to the ERC LLC Member Interest to Lender.

              "ERC Pledge Agreement" means that certain Pledge Agreement, dated as of the date hereof, made by Borrower in favor of ERC, as modified, supplemented and amended from time to time.

              "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto, and the regulations promulgated and rulings issued thereunder.

              "ERISA Affiliate" shall mean, with respect to any Person, any Person which is a member of any group of organizations:

              (a) described in Section 414(b) or (c) of the Code of which such Person is a member; or

              (b) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the Lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which such Person is a member.

              "ERISA Event" shall mean, with respect to any Person, (i) with respect to any Plan, a reportable event, as defined in Section 4043 of ERISA, as to which the PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, or (ii) the withdrawal of such Person or any ERISA Affiliate from a multiple employer Plan during a plan year in which it is a "substantial employer", as defined in Section 4001(a)(2) of ERISA, or (iii) the failure by such Person or any ERISA Affiliate to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA with respect to any Plan, including, without limitation, the failure to make on or before its due date a required installment under
       Section 412(m) of the Code or Section 302(e) of ERISA, or (iv) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by such Person or any ERISA Affiliate to terminate any Plan, or (v) the adoption of an amendment to any Plan that pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA would result in the loss of tax-exempt status of the trust of which such Plan is a part if such Person or an ERISA Affiliate fails to timely provide security to the Plan in accordance with the provisions of said Sections, or (vi) the institution by the PBGC of proceedings under
       Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or (vii) the receipt by such Person or any ERISA Affiliate of a notice from a Multiemployer Plan that action of the type described in the previous clause (vi) has been taken by the PBGC with respect to such Multiemployer Plan, or (viii) any event or circumstance exists which may reasonably be expected to constitute grounds for such Person or any ERISA Affiliate to incur liability under Title IV of ERISA or under Sections 412(c)(11) or 412(n) of the Code with respect to any Plan.

              "Event of Bankruptcy" shall mean, for any Person:

              (a) that such Person shall fail generally to, or admit in writing its inability to, pay its debts as they become due; or

              (b) a proceeding shall have been instituted and not dismissed for a period of more than 60 days in a court having jurisdiction in the premises seeking a decree or order for relief in respect of such Person in an involuntary case under any applicable bankruptcy, insolvency or other similar Law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of such Person or for any substantial part of its property, or for the winding-up or liquidation of its affairs; or

              (c) the commencement by such Person of a voluntary case under any applicable bankruptcy, insolvency or other similar Law now or hereafter in effect, or such Person's consent to the entry of an order for relief in an involuntary case under any such Law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of such Person or for any substantial part of its property, or any general assignment for the benefit of creditors; or

              (d) such Person or any Subsidiary of such Person shall take any corporate action in furtherance of any of the actions set forth in the preceding clause (a), (b) or (c).

              "Event of Default" shall have the meaning assigned thereto in
       Section 12.1 hereof.

              "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

              "Excluded Collateral" is defined on Schedule 18 attached hereto.

              "Expiration Date" shall mean the earliest of:

              (a) June 30, 2004, unless extended from time to time, by an agreement in writing between Borrower and Lender; and

              (b) the date on which Lender delivers a Notice of Termination pursuant to Section 12.1 hereof or an Event of Default described in
       Section 12.1(h) hereof occurs.

              "Facility Documents" shall mean this Agreement, the Term Note, the Revolving Note(s), the Bayard Guaranty, the Harlem Guaranty, the Mortgages, the Alliance Pledge Agreement, the ERC LLC Pledge Agreement, and all other agreements, documents and instruments delivered pursuant hereto or thereto or in connection therewith or herewith, all other documents evidencing, securing, governing or otherwise pertaining to the Loans, and all amendments, modifications, renewals, substitutions and replacements of any of the foregoing.

              "Fair Market Value" shall mean with respect to any Owned Real Estate (except for the Harlem Real Estate) set forth on Schedule 2 attached hereto, the cost of such real estate as reflected on Schedule 5, and with respect to any hereafter acquired real estate, if acquired from a Person that is not an Affiliate of Borrower in a bona fide arms length transaction, the cost thereof, and otherwise an amount determined by an appraiser reasonably acceptable to Lender and Borrower.

              "GAAP" shall mean generally accepted accounting principles in the United States of America, applied on a consistent basis and applied to both classification of items and amounts, and shall include, without limitation, the official interpretations thereof by the Financial Accounting Standards Board, its predecessors and successors.

              "Granville Loan Documents" means any and all loan documents which evidence, govern or secure that certain loan in the original principal amount of $9,000,000.00 made by Borrower in favor of Granville Academy National, Inc. on March 7, 2001, including, without limitation, any and all promissory notes, loan agreements, mortgages, assignments of leases and rents, environmental indemnity agreements and financing statements and any and all amendments or modifications thereof.

              "Gross Site Contribution" means, for each Management Contract, net revenue (which is gross student funding less costs which Borrower is not primarily obligated to pay) less direct site expenses (direct site expenses shall include the cost of instruction, facilities, technology, and administration, as set forth in the Management Contract budget).

              "Guarantee" of or by any Person (the "guarantor") shall mean any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Debt or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect:

              (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof;

              (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Debt or other obligation of the payment thereof;

              (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt or other obligation; or

              (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Debt or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

              "Guarantor" shall mean either the Harlem Guarantor or the Bayard Guarantor; collectively, the "Guarantors".

              "Harlem Guarantor" shall have the meaning set forth in the first paragraph of this Agreement.

              "Harlem Guaranty" shall mean that certain Guaranty, dated as of the date hereof, made by Harlem Guarantor in favor of Lender.

              "Harlem Joint Development Agreement" means that certain Joint Development Agreement, dated February 16, 2001 by and between Harlem Guarantor and the Museum for African Art with respect to the Harlem Real Estate.

              "Harlem Membership Interest" shall mean a 100% membership interest in the Harlem Guarantor.

              "Harlem Mortgage" shall mean the Mortgage on the Harlem Real
       Estate.

              "Harlem Real Estate" shall mean the real property owned by the Harlem Guarantor located at 1280-1285 Fifth Avenue and/or 1620 Madison Avenue, New York, New York.

              "Hazardous Materials" shall mean:

              (a) petroleum or chemical products, whether in liquid, solid, or gaseous form, or any fraction or by product thereof;

              (b) asbestos or asbestos containing materials;

              (c) polychlorinated biphenyls (pcbs);

              (d) any explosive or radioactive substances; or

              (e) any other substance, material, waste or mixture which is or shall be listed, defined, or otherwise determined by any governmental authority to be hazardous, toxic, dangerous or otherwise regulated, controlled or giving rise to liability under any Environmental Laws.

              "Initial Closing Date" shall have the meaning set forth in Section 2.2(a) hereof.

              "Interest" shall mean, for each Interest Period, an amount equal to the sum of the following amounts calculated for each day during such Interest Period (or portion thereof):

                                   IR x LA x 1
                                            ---
                                            360

Where:

IR       =        the applicable Interest Rate; and
LA       =        the principal amount of the applicable Loan.

              "Interest Period" shall mean:

              (a) with respect to any Monthly Payment Date, the period from and including the preceding Monthly Payment Date to but excluding such Monthly Payment Date provided that in the case of the initial Monthly Payment Date, the Interest Period shall mean the period from and including the Initial Closing Date to but excluding such Monthly Payment Date; and

              (b) with respect to any portion of the Revolving Loan or the Term Loan repaid or prepaid on a Payment Date other than a Monthly Payment Date, the period from and including the Monthly Payment Date immediately preceding such Payment Date to but excluding such Payment Date.

              "Interest Rate" shall mean twelve (12%) percent per annum, provided that if an Event of Default shall have occurred and be continuing, the Interest Rate shall, in the discretion of Lender and upon notice to Borrower as set forth in Section 2.1.B hereof and Section 2A.1(c) hereof, be the Default Rate.

              "Investment" in any Person shall mean any loan or advance to such Person, any purchase or other acquisition or any capital stock or other ownership or profit interest, warrants, rights, options, obligations or other securities of such Person, any capital contribution to such Person or any other investment in such Person.

              "Law" shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Official Body.

              "Lender" shall have the meaning set forth in the first paragraph of this Agreement.

              "Lien", in respect of the property of any Person, shall mean any ownership interest of any other Person, any mortgage, deed of trust, hypothecation, pledge, lien, security interest, filing of any financing statement, charge or other encumbrance or security arrangement of any nature whatsoever, including, without limitation, any conditional sale or title retention arrangement, and any assignment, deposit arrangement, consignment or lease intended as, or having the effect of, security. The term Lien shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting the Owned Real Estate.

              "Loans" shall mean the collective reference to the Revolving Loans and the Term Loan; each a "Loan".

              "Management Contract" shall mean the principal contract (together with all annexes, schedules and exhibits thereto) governing the provision of services by Borrower to a public school, including, without limitation, charter schools, contract schools and schools secured through state takeovers.

              "Maturity Date" shall mean June 30, 2004 (unless extended from time to time, by an agreement in writing between Borrower and Lender).

              "Merrill Loan Agreement" shall mean that certain Amended and Restated Credit and Security Agreement, dated as of the date hereof, by and among Merrill Lynch, Lender, and ERC, as the same shall be amended and renewed from time to time.

              "Merrill Lynch" means Merrill Lynch Mortgage Capital Inc., a Delaware corporation.

              "Monthly Payment Date" shall mean the 15th day of each month beginning with September 15, 2002, provided that if any such 15th day is not a Business Day, then the next succeeding Business Day.

              "Monthly Period" shall mean a calendar month.

              "Mortgages" means all or each Mortgage, Security Agreement and Fixture Filing, and Deed of Trust, Security Agreement and Fixture Filing, as applicable, executed by Borrower, a Guarantor, or another Subsidiary of Borrower, as the case may be, in favor of Lender, covering the Owned Real Estate, which, as to the Owned Real Estate in existence on the date hereof, shall be in the forms previously agreed to by Borrower and Lender (the "Approved Mortgage Forms"), and which, as to Owned Real Estate acquired after the date hereof, shall be in form and substance substantially similar to the Approved Mortgage Forms, with such changes thereto as shall be required, or as are customary, under applicable local laws, or due to the particular nature of the Owned Real Property.

              "Multiemployer Plan" shall mean, with respect to any Person, a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding five years contributed to by such Person or any ERISA Affiliate on behalf of its employees and which is covered by Title IV of ERISA.

              "Notes" shall mean the collective reference to the Term Note(s) and the Revolving Note(s); each a "Note".

              "Notice of Termination" shall have the meaning specified in
       Section 12.1 hereof.

              "Obligations" shall mean the collective reference to the Secured Revolving Obligations, the Secured Term Obligations, and all other obligations and liabilities of Borrower hereunder and under the other Facility Documents.

              "Obligor" shall mean, for any Receivable, each and every Person, charter school, district school, state or local government or any agency or instrumentality thereof who is obligated to make payments to Borrower pursuant to such Receivable, including, without limitation, the Person who is the maker of the instrument evidencing any such Receivable and any guarantor of any such instrument.

              "Official Body" shall mean any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

              "Outstanding Balance" as to any Receivable shall mean, at any time, the then outstanding principal amount thereof and all accrued and unpaid interest with respect thereto (excluding, however, any and all amounts which Borrower knows or has reason to believe will not be paid by the related Obligor). The outstanding amount of any Receivable shall be reduced by all related Collections on the date received.

              "Owned Real Estate" shall mean any and all real property now owned or hereafter acquired by Borrower or its wholly owned Subsidiaries which ownership is in fee simple.

              "Payment Date" shall mean each Monthly Payment Date and any other date on which principal of the Revolving Loans or the Term Loan is repaid or prepaid.

              "PBGC" shall mean the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

              "Permitted Construction Loans" shall mean (a) any construction loan made by Borrower which has converted to a permanent loan, (b) the loan evidenced by the Riverhead I Loan Documents, (c) the loan evidenced by the Rochester Loan Documents, (d) the loan evidenced by the Granville Loan Documents, (e) the construction loan to be made by Borrower which shall replace the current loan evidenced by the Stepping Stone Loan Documents in the form previously delivered to Lender's counsel, and (f) the loan evidenced by the Albany Loan Documents, provided, in each such case, the improvements upon the mortgaged property or any phase thereof is substantially complete, certificates of occupancy and all other permits and licenses necessary for the intended use thereof have been obtained, and business operations within the improvements have commenced, it being understood and agreed that the portion of such Permitted Construction Loans which are Eligible Receivables as of the date hereof is set forth on Schedule 4 attached hereto.

              "Permitted Equipment Sale or Refinancing" shall mean a third party agrees in a bona fide transaction to lend against any of Borrower's now owned or hereinafter acquired Equipment at an advance rate of at least fifty (50%) percent of the fair market value of the Equipment which is the subject of the loan, or purchase any such Equipment for a purchase price of at least fifty (50%) percent of the fair market value of the Equipment.

              "Permitted ERC Financing" means (a) the loan financing made pursuant to the Merrill Loan Agreement, (b) the Debt evidenced by any note delivered by ERC to Borrower pursuant to Section 2.02(d) of the Purchase and Contribution Agreement, and (c) any other financing (i) wherein accounts receivable and the rights and collections related thereto of Borrower are transferred to ERC, which transfer is funded by ERC in whole or in part by borrowings, the issuance of instruments or securities that are paid principally from the cash flow derived from such accounts receivable, by cash payment or which constitutes a capital contribution by the Borrower to ERC, (ii) wherein the lenders obligations thereunder are secured only by such accounts receivable, related rights, collections or other assets of ERC except for such security provided directly by Edison as may secure such obligations of Edison to such lender as are customary and usual in receivables financings of the type,
       (iii) wherein ERC is the borrower thereunder, and (iv) which has a maximum principal amount which cannot exceed the sum of the amounts under clauses (i) and (ii) (without regard to the absolute dollar limitation therein) of the definition of "Borrowing Base" (as defined in the Merrill Loan Agreement), whether or not the Merrill Loan Agreement is in effect at such time.

              "Permitted Liens" shall mean:

              (a) encumbrances permitted under the Mortgages;

              (b) Liens created under this Agreement;

              (c) any and all encumbrances, easements, restrictions, covenants, declarations and other title matters which are exceptions to title (1) on any mortgagee title policy held by Borrower with respect to a Receivable, or (2) in any document with respect to the Related Security;

              (d) the terms and conditions of the Harlem Joint Development Agreement;

              (e) Liens created under the Purchase and Contribution Agreement;

              (f) Liens securing taxes, assessments, governmental charges or levies not yet delinquent or the payment of which is being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been established in accordance with GAAP and which do not, singly or in the aggregate, adversely affect in any material respect the Collateral or Lender's interest therein;

              (g) Liens arising by operation of law securing any amount not yet delinquent or the payment of which is being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been established in accordance with GAAP and which do not, singly, or the aggregate, adversely affect in any material respect the Collateral or Lender's interest therein;

              (h) subject to complying with the conditions of a Permitted Equipment Sale or Refinancing, purchase money security interests and other Liens granted by Borrower with respect to Equipment owned on the date hereof or acquired after the date hereof;

              (i) until the Special Condition is met, the Lien on, and pledge of, the Harlem Membership Interest granted by Borrower in favor of ERC under the ERC Pledge Agreement, which lien and pledge is being pledged by ERC to Merrill Lynch;

              (j) subject to clause (k) below, until the Special Condition specified in clause (a) of the definition thereof is met, a lien and pledge on the Designated Notes Receivable granted by Borrower in favor of ERC under the ERC Pledge Agreement, which lien and pledge is being pledged by ERC to Merrill Lynch;

              (k) subject to clause (j) above, (i) until the Special Condition specified in clause (b) of the definition thereof is met, a lien and pledge on the Designated Notes Receivable granted by Borrower in favor of ERC under the ERC Pledge Agreement, which lien and pledge is being pledged by ERC to Merrill Lynch, and (ii) once the Special Condition specified in clause (b) of the definition thereof is met and at least $1,000,000 and less than $5,000,000 of the Revolving Loan has been borrowed hereunder, a lien and pledge on the Designated Notes Receivable granted by Borrower in favor of ERC under the ERC Pledge Agreement which is subordinate to the Lien on the Designated Note Receivables in favor of the Lender hereunder; and

              (l) the rights of each and every senior lender whose loan is senior and superior to any of the Permitted Subordinate Loans.

              "Permitted Subordinate Loans" means (i) that certain loan in the original principal amount of $653,000.00 made by Borrower in favor of Seven Hills Charter School, Inc. and Seven Hills Charter School on November 25, 1997, (ii) that certain loan in the original principal amount of $7,407,500.00 made by Borrower in favor of The Charter School for Applied Technologies on June 27, 2001, (iii) that certain loan in the original principal amount of $4,343,112.94 made by Borrower in favor of Friendship Public Charter School, Inc. on November 8, 2000 and (iv) that certain loan in the original principal amount of $8,500,000.00 made by Borrower in favor of The Renaissance Academy-Edison Charter School on March 30, 2000.

              "Person" shall mean an individual, corporation, limited liability company, partnership (general or limited), trust, business trust, unincorporated association, joint venture, joint-stock company, Official Body or any other entity of whatever nature.

              "Phoenixville Loan Documents" means any and all loan documents which evidence, govern or secure that certain loan in the original principal amount of $8,500,000.00 made by Borrower in favor of The Renaissance Academy-Edison Charter School on March 30, 2000, including, without limitation, any and all promissory notes, loan agreements, mortgages, assignments of leases and rents, environmental indemnity agreements and financing statements and any and all amendments or modifications thereof.

              "Plan" shall mean, with respect to any Person, any employee benefit or other plan which is or was at any time during the current year or immediately preceding five years established or maintained by such Person or any ERISA Affiliate and which is covered by Title IV of ERISA, other than a Multiemployer Plan.

              "Primary Business Line" shall mean:

              (a) The management of public schools including charter schools and contract schools;

              (b) The sale of Borrower's intellectual property and systems to schools and school systems;

              (c) The management of summer schools, after-school programs, and before school programs;

              (d) The professional development of teachers;

              (e) Consulting with schools and school districts; and

              (f) All of the above in both domestic and international markets.

              "Proceeds" shall mean "proceeds" as defined in Section 9-102(a)(64) of the UCC as in effect in the State of New York and in the jurisdiction whose law governs the perfection of Lender's interests therein.

              "Purchase and Contribution Agreement" shall mean that certain Amended and Restated Purchase and Contribution Agreement, dated as of the date hereof, by and between Borrower and ERC.

              "Receivable" shall mean all now owned and hereinafter acquired promissory notes and instruments, documents and rights and obligations of Borrower relating thereto including, without limitation the Receivables set forth in Schedule 3 hereto, it being understood and agreed that Receivable shall not include (a) any receivable of any nature under, or contemplated by, the Merrill Loan Agreement or the Purchase and Contribution Agreement, (b) until the Second Closing Date, the Designated Note Receivables, or (c) the notes receivables and loans set forth on
       Schedule 17 attached hereto.

              "Records" shall mean correspondence, memoranda, computer programs, tapes, discs, papers, books or other documents or transcribed information of any type, whether expressed in ordinary or machine-readable language.

              "Related Security" shall mean with respect to any Receivable:

              (a) all mortgages, deed of trust, related collateral contract rights, lease assignments, security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, together with any and all financing statements signed by an Obligor describing any collateral securing such Receivable and all of the rights in, to and under each applicable loan agreement related to each Receivable;

              (b) all security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, (including, without limitation, pursuant to any real property mortgage, leasehold mortgage or assignment of leases and rents), together with any and all financing statements (and other recorded documents or instruments) signed by an Obligor describing any collateral securing such Receivable;

              (c) guarantees, indemnities, letters of credit, insurance or other agreements or arrangements of any kind, if any, from time to time supporting or securing payment of such Receivable (including, without limitation, pursuant to any payment, completion or performance guaranty);

              (d) all Records relating to the Receivables; and

              (e) all Proceeds of the foregoing.

              "Responsible Officer," with respect to a Person, shall mean the Chief Executive Officer, the President, the Treasurer, any Assistant Treasurer, Secretary or other authorized officer of such Person (but only if Lender has received prior written notice of the identity or title of such other authorized officer).

              "Revolving Loan Borrowing Notice" shall have the meaning set forth in Section 2.2(b) hereof.

              "Revolving Loan Commitment" shall mean the obligation of Lender to make the Revolving Loan to the Borrower in an aggregate amount at any one time outstanding up to but not exceeding $10,000,000, which amount shall be reduced in accordance with the provisions of Section 2.7 hereof.

              "Revolving Loans" shall mean the revolving loans made by Lender to Borrower pursuant to Section 2.1 and/or 2.2 hereof.

              "Revolving Note" shall have the meaning set forth in Section 2.2(a) hereof, and shall include any subdivision of the Note issued in accordance with Section 2.2(a).

              "Riverhead I Loan Documents" means any and all loan documents which evidence, govern or secure that certain loan in the original principal amount of $2,000,000.00 made by Borrower in favor of Riverhead Charter School on August 1, 2001, including, without limitation, any and all promissory notes, loan agreements, mortgages, assignments of leases and rents, environmental indemnity agreements and financing statements and any and all amendments or modifications thereof.

              "Riverhead II Loan Documents" means any and all loan documents substantially in the form previously submitted to Lender which evidence, govern or secure that certain loan in the original principal amount of $538,806.33 made by Borrower in favor of Riverhead Charter School on January 4, 2002, including, without limitation, any and all promissory notes, loan agreements, mortgages, assignments of leases and rents, environmental indemnity agreements and financing statements and any and all amendments or modifications thereof.

              "Rochester Loan Documents" means any and all loan documents which evidence, govern or secure that certain loan in the original principal amount of $8,500,000.00 made by Borrower in favor of Genessee Valley Real Estate Company LLC on August 17, 2001, including, without limitation, any and all promissory notes, loan agreements, mortgages, assignments of leases and rents, environmental indemnity agreements and financing statements and any and all amendments or modifications thereof.

              "Second Closing Date Collateral" means the Receivables evidenced by the following loans: (i) the $653,000 subordinate loan made on November 25, 1997 to Seven Hills Charter School, (ii) the $4,343,112.94 loan to Friendship Public Charter School Inc. made on November 8, 2000, and (iii) the $850,000 loan to Milwaukee Urban League Academy of Business and Economics, Inc. made on December 21, 2000.

              "Secured Revolving Obligations" shall mean all obligations of Borrower secured under the Facility Documents with respect to the Revolving Loan, including, without limitation:

              (a) principal of and interest (including, without limitation, any interest which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of Borrower) on the Revolving Loan under, or any Revolving Note issued pursuant to, this Agreement; and

              (b) all other fees and amounts payable by Borrower hereunder or in connection herewith.

              "Secured Term Obligations" shall mean all obligations of Borrower secured under the Facility Documents with respect to the Term Loan, including, without limitation:

              (a) all principal of and interest (including, without limitation, any interest which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of Borrower) on the Term Loan under, or any Term Note issued pursuant to, this Agreement; and

              (b) all other fees and amounts payable by Borrower hereunder or in connection herewith.

              "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

              "Security Interest" shall mean the security interest and rights created pursuant to Section 14 hereof in the Collateral in favor of Lender.

              "Single-Employer Plan" shall mean a single-employer plan as defined in Section 4001(a)(15) of ERISA which is subject to the provisions of Title IV of ERISA.

              "Site Assessment" means an environmental engineering report for each real property which constitutes the Owned Real Estate.

              "Site IRR" shall mean, for each Management Contract, the discount rate when the net present value of the estimated Gross Site Contribution in each of the five years of the contract, less the estimated incremental cash investments and estimated technology debt service in each of the five years of the contract, equals the estimated first year cash outlay of related pre-opening expenses, professional development expenses, curriculum capital, technology capital and facilities capital.

              "Special Condition" shall mean:

              (a) the School Reformation Commission of Philadelphia (and/or one or more other governmental entities in Philadelphia, Pennsylvania) shall have entered into one or more Management Contracts with Borrower (collectively, the "Philadelphia Management Contracts"), substantially upon the terms set forth on Schedule 17 attached hereto; or

              (b) there being at least five thousand three hundred seventy five
       (5375) students subject to new Management Contracts entered into by Borrower after the date hereof to manage public schools, including charter schools, contract schools and schools secured through state takeovers (the "New Management Contracts"), provided each such New Management Contract shall have an average Site IRR of at least 30% .

              "Stepping Stone Loan Documents" means any and all loan documents which evidence, govern or secure that certain loan in the original principal amount of $5,500,000.00 made by Borrower in favor of Stepping Stone Academy Charter School on June 6, 2001, including, without limitation, any and all promissory notes, loan agreements, mortgages, assignments of leases and rents, environmental indemnity agreements and financing statements and any and all amendments or modifications thereof.

              "Subsequent Closing Date" shall have the meaning set forth in
       Section 2.2(a)(ii) hereof.

              "Subsidiary" shall mean, with respect to any Person, any corporation, limited liability company or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person; provided, that no entity shall be considered a Subsidiary of Borrower if Borrower obtains such voting power solely by reason of exercising its rights as a secured party in collateral that consists of such entity's voting stock; provided, further, that for purposes of this Agreement and the other Facility Documents, except under the definition of "Consolidated Debt", "Consolidated Net Income", and "Consolidated Net Worth", ERC shall not be deemed to be a Subsidiary of the Borrower.

              "Term Loan" shall mean the term loan made by the Lender to the Borrower pursuant to Section 2A.1 and/or 2A.2 hereof.

              "Term Loan Borrowing Notice" shall have the meaning set forth in
       Section 2A.2(b).

              "Term Loan Closing Date" shall have the meaning set forth in
       Section 2A.2.

              "Term Loan Commitment" shall mean the obligation of Lender to make the Term Loan in an aggregate amount up to, but not exceeding, $10,000,000.00.

              "Term Note" shall have the meaning set forth in Section 2A.2 hereof and shall include any subdivision of the Note issued in accordance with Section 2A.2.

              "Trenton House" means that certain parcel of land, and improvements thereon, owned by Borrower and located at 10 Rutgers Place, Trenton, New Jersey.

              "Trenton Parking Lot" means that certain parcel of real estate, and improvements thereon, owned by Borrower and located at 50 North Clinton Avenue, Trenton, New Jersey.

              "UCC" shall mean, with respect to any jurisdiction, the Uniform Commercial Code, or any successor statute, or any comparable law, as the same may from time to time be amended, supplemented or otherwise modified and in effect in such jurisdiction.

              "Warrant Agreement" shall mean that certain Warrant Agreement, dated as of the date hereof, between Borrower and Lender, relating to this Agreement.

       1.2 Interpretation and Construction. Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, the singular the plural and the part the whole. References in this Agreement to "determination" by Lender shall be conclusive absent manifest error and include good faith estimates by Lender (in the case of quantitative determinations), and the good faith belief by Lender (in the case of qualitative determinations). The words "hereof", "herein", "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding." The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation hereof in any respect. Section, subsection, exhibit and schedule references are to this Agreement unless otherwise specified. As used in this Agreement, the masculine, feminine or neuter gender shall each be deemed to include the others whenever the context so indicates. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. Terms not otherwise defined herein which are defined in the UCC as in effect in the State of New York shall have the respective meanings ascribed to such terms therein unless the context otherwise clearly requires. Any provision in this Agreement referring to action to be taken by any Person, or that such Person is prohibited from taking, shall be applicable whether such action is taken directly or indirectly by such Person. All references to Laws, agreements and other documents shall refer to such Laws, agreements and documents as the same shall have been amended from time to time.

SECTION 2. REVOLVING LOAN COMMITMENT.

       2.1 The Revolving Loans. (a) Lender agrees, on the terms of this Agreement, to make and maintain the Revolving Loan to Borrower, the principal balance of which may be increased and decreased in accordance with the terms hereof, during the period from and including the Initial Closing Date to and excluding the Expiration Date, but not to exceed at any time the lesser of (x) the Revolving Loan Commitment at such time and (y) the Borrowing Base at such time. The Revolving Loan shall (unless prepaid or accelerated):

       (b) mature on the Maturity Date; and

       (c) accrue Interest payable on each Payment Date. The first payment of interest with respect to the Revolving Loan shall be made on the Monthly Payment Date after the date on which the Revolving Loan was made. The Revolving Loan shall be subject to mandatory prepayment as set forth in Section 8.2 hereof and voluntary prepayment as set forth in Section 8.3 hereof. All sums payable by Borrower under this Agreement and the

Revolving Loan shall be paid without counterclaim, set-off, deduction or defense and without abatement, suspension, deferment, diminution or reduction.

         2.1.A Payments of interest on and principal of the Revolving Loan may be satisfied on each Payment Date from Collections. Notwithstanding the foregoing, Borrower shall be unconditionally and irrevocably obligated to make any payments due on the Revolving Loan in the event that Collections (if any) are insufficient to pay same in full when due.

         2.1.B Upon the occurrence and continuation of an Event of Default, Lender may, in its sole discretion, at any time or from time to time (including following the Maturity Date), by written notice to Borrower, declare the Interest Rate applicable to the Revolving Loan to be equal to the Default Rate.

Notwithstanding anything herein to the contrary, the Lender agrees that as of the date hereof the Receivables set forth on Schedule 4 attached hereto are Eligible Receivables and the Owned Real Estate set forth on Schedule 2 attached hereto is Eligible Owned Real Estate.

         2.2 Revolving Borrowings; Closings. (a) The initial Borrowing of the Revolving Loan will occur on the date on which each of the conditions precedent set forth in Sections 6 (excluding Section 6A) and Section 7 (other than Section 7.2) has been satisfied (the "Initial Closing Date"). The initial Borrowing of the Revolving Loan shall be in the amount of $250,000.00. If on the Initial Closing Date the conditions precedent set forth in Section 6, Section 7, and Sections 6A.1, 6A.3, 6A.4, 6.A6, and 6A.7 have been satisfied, the initial Borrowing of the Revolving Loan shall be in the amount of $10,000,000.00. If on the Initial Closing Date the conditions precedent set forth in Sections 6A.1, 6A.3, 6A.4, 6.A6, and 6A.7 are not satisfied, the second closing will occur on the date, if any, that the conditions precedent in Section 6A.1 or 6A.2, and 6A.3, 6A.4, 6A.5, 6A.6, and 6A.7 have been satisfied (the "Second Closing Date"). On the Second Closing Date, the second Borrowing of the Revolving Loan shall be in the amount of:

                  (i) if the conditions precedent in Section 6A.1, 6A.3, 6A.4, 6A.5, 6A.6 and 6A.7 have been satisfied, the lesser of (A) the total Revolving Loan Commitment on such date, and (B) the Borrowing Base on such date, less the outstanding principal balance of the Revolving; or

                  (ii) if the conditions set forth in Sections 6A.2, 6A.3, 6A.4, 6A.5, 6A.6 and 6A.7 have been satisfied and the Term Loan has been fully funded, an amount equal to the following, less the outstanding principal balance of the Revolving Loan (but in no event in excess of the lesser of (A) the total Revolving Loan Commitment on such date, and
         (B) the Borrowing Base on such date): for each additional student in excess of five thousand three hundred seventy five (5375) students which is the subject of a New Management Contract, Borrower may draw $2,000, subject to the provisions of Section 2.2(b).

If on the Second Closing Date the condition set forth in Section 6A.1 is not satisfied, thereafter upon the conditions set forth in Section 6A.1, 6A.3, 6A.4, 6A.5, 6A.6 and 6A.7 being satisfied, a Borrowing shall occur in the amount of the lesser of (A) the total Revolving Loan Commitment on such date, and (B) the Borrowing Base on such date, less the outstanding principal balance of the Revolving Loan.

         (b) Borrower will give notice to Lender substantially in the form of Exhibit D hereto of each requested Borrowing (including the initial Borrowing) (a "Revolving Loan Borrowing Notice"), which notice shall be irrevocable and effective only upon receipt by Lender, and which shall specify the amount of such Borrowing, which amount, except as set forth above or unless otherwise agreed to by Lender, shall not be less than $1,000,000. Additional Borrowings may occur on each date thereafter specified in the applicable Revolving Loan Borrowing Notice so long as on such date each of the conditions precedent in Sections 6A.1 or 6A.2 and 6A.3, 6A.4, 6A.5, 6A.6 and 6A.7 are satisfied, but, in no event shall Borrower deliver more than one (1) Revolving Loan Borrowing Notice in any week (each such subsequent date on which a Borrowing occurs, a "Subsequent Closing Date;" the Subsequent Closing Dates, together with the Initial Closing Date and Second Closing Date, the "Closing Dates;" and, either the Initial Closing Date, Second Closing Date or a Subsequent Closing Date, a "Closing Date").

Borrower shall deliver to Lender a Revolving Loan Borrowing Notice not later than 10:00 A.M. (New York City time) at least thirteen (13) Business Days before each Borrowing (other than with respect to the initial $250,000 Borrowing, which shall require no notice, and other than any re-borrowing of the Revolving Loan after the full $10,000,000 of the Revolving Loan has been advanced, which reborrowings shall require at least three (3) Business Days prior notice), specifying:

         (a) the date of such Borrowing; and

         (b) the principal amount of such Borrowing.

The Revolving Loan shall be evidenced by a single promissory note (the "Revolving Note") of Borrower in substantially the form of Exhibit E hereto, dated the date of the delivery of such Revolving Note to Lender under this Agreement, payable to Lender in a maximum principal amount equal to the amount of the Revolving Loan Commitment and otherwise duly completed. The date and amount of each increase in the principal amount of the Revolving Loan and each payment made on account of the principal thereof, shall be recorded by Lender on its books and, prior to any transfer of the Revolving Note, endorsed by Lender on the schedule attached to the Revolving Note or any continuation thereof.

Lender shall be entitled to have the Revolving Note subdivided, by exchange for Revolving Notes of lesser denominations or otherwise in connection with an assignment of all or any portion of the Revolving Loan and the Revolving Note pursuant to the terms of this Agreement; provided, that in no event may the Revolving Note be subdivided into denominations of less than $2,500,000.

The proceeds of each Borrowing shall be sent by wire transfer of immediately available funds to Borrower in accordance with the following wire instructions:

                  Comerica Bank
                  Detroit, Michigan
                  ABA No. 121-137-522
                  Account No. 189-158-4110
                  Ref. Leeds Revolving Loan Proceeds

The Revolving Loan shall be guaranteed by Bayard Guarantor pursuant to the Bayard Guaranty. The Bayard Guaranty shall be secured by the Bayard Mortgage.

The Revolving Loan shall be a revolving loan facility and, accordingly, if the Revolving Loan is paid down, Borrower shall have the right to re-borrow under the Revolving Loan, subject to, and in accordance with, the terms and provisions hereof.

         2.3 Invoice. No later than the fourth Business Day before each Monthly Payment Date, Lender will provide Borrower with an invoice showing the Interest, and the other Secured Revolving Obligations due (or estimated to be due) pursuant to this Agreement on the next Monthly Payment Date.

         2.4 Security Interests. The Revolving Loan (and all other Secured Revolving Obligations) are secured pursuant to this Agreement (including Section 14 hereof) and the Mortgages (other than the Harlem Mortgage) and all other Facility Documents. Notwithstanding anything in this Agreement or in any other Facility Document to the contrary, the Harlem Mortgage shall not secure the Revolving Loan or any portion thereof and no part of the Harlem Real Estate shall be collateral for the Revolving Loan.

         2.5 Termination of Revolving Loan Commitment. (a) The Lender's commitment to fund additional Borrowings hereunder (and the Revolving Loan Commitment) shall terminate on the Expiration Date.

         (b) Subject to payment in full of the amounts due under the Revolving Loan, the Borrower may, by giving the Lender not less than five (5) Business Days prior written notice, terminate the Revolving Loan Commitment (in whole but not in part).

         2.6 Reports. (a) As long as any portion of the Loans are unpaid, on or before the third Business Day in each month, Borrower shall prepare and forward to Lender the applicable Borrowing Base Report as of the last day of the immediately preceding Monthly Period.

         (b) Borrower shall furnish to Lender at any time and from time to time such other or further information in respect of the Receivables or the Obligors as Lender may reasonably request.

         2.7 Reduction of Revolving Loan Commitment. The amount of the Revolving Loan Commitment shall be permanently reduced as follows:

         (a) during the six-month period commencing on the Initial Closing Date and ending January 31, 2003, the amount of the Revolving Loan Commitment shall be permanently reduced by an amount equal to twenty five (25%) percent of the net amount paid to Borrower upon the refinancing of any Receivable by the Obligor of such Receivable or upon the voluntary prepayment of all or any portion of such Receivable, and after January 31, 2003, the Revolving Loan Commitment shall be permanently reduced by an amount equal to thirty three (33%) percent of the net amount paid to Borrower upon the refinancing of such Receivable by the Obligor of such Receivable or upon the voluntary prepayment of all or any portion of such Receivable, provided, however, that the Revolving Loan Commitment shall be permanently reduced by an amount equal to the difference between one hundred (100%) percent of the net cash proceeds of any sale of the Harlem Membership Interest by ERC and $10,000,000.00, and, further, provided, that to the extent that any Designated Note Receivable is refinanced prior to the Second Closing Date, then the Revolving Loan Commitment shall be reduced as if the refinancing of the Designated Note Receivable occurred after the Second Closing Date;

         (b) by an amount equal to one hundred (100%) percent of the net cash proceeds of any sale or refinancing of Owned Real Estate other than the Harlem Real Estate; and

         (c) by an amount equal to twenty (20%) percent of the net cash proceeds of any Permitted Equipment Sale or Refinancing.

SECTION 2A. TERM LOAN COMMITMENT.

         2A.1 The Term Loan. (a) Lender agrees, on the terms of this Agreement, to make a Term Loan to Borrower, in the principal amount not to exceed $10,000,000.00. The Term Loan shall (unless prepaid or accelerated):

         (b) mature on the Maturity Date; and

         (c) accrue Interest payable on each Payment Date.

         The first payment of interest with respect to the Term Loan shall be made on the Monthly Payment Date after the date on which the Term Loan was made. In addition, once the Term Loan has been advanced, upon the date which is the earlier to occur of (A) the Maturity Date, (B) the date that the Term Loan is fully due and payable, and (C) the date that the Term Loan is repaid in full, additional interest on the Term Loan in the amount of $1,600,000 shall be due and payable. The Term Loan shall be subject to mandatory prepayment as set forth in Section 8.2 hereof and voluntary prepayment as set forth in Section 8.3 hereof. All sums payable by Borrower under this Agreement and the Term Loan shall be paid without counterclaim, set-off, deduction or defense and without abatement, suspension, deferment, diminution or reduction.

         Payments of interest on and principal of the Term Loan may be satisfied on each Payment Date from Collections. Notwithstanding the foregoing, Borrower shall be unconditionally and irrevocably obligated to make any payments due on the Term Loan in the event that Collections (if any) are insufficient to pay same in full when due.

         Upon the occurrence and continuation of an Event of Default, Lender may, in its sole discretion, at any time or from time to time (including following the Maturity Date), by written notice to Borrower, declare the Interest Rate applicable to the Term Loan to be equal to the Default Rate.

         2A.2 Term Loan Borrowings; Closings. (a) If on the Initial Closing Date the conditions precedent set forth in Section 6, Section 7 (other than Section 7.2), and Sections 6A.1, 6A.3, 6A.4, 6A.5, 6A.6, and 6A.7 have been satisfied, the initial Borrowing of the Term Loan shall be in the amount of $10,000,000.00. If on the Initial Closing Date the conditions precedent set forth in Sections 6A.1, 6A.3, 6A.4, 6A.5, 6A.6, and 6A.7 are not satisfied, there shall be no Borrowing of the Term Loan on that date, and the initial Borrowing of the Term Loan will occur on the Second Closing Date (if any). On the Second Closing Date, the Borrowing under the Term Loan shall be in the amount of either:

                  (i) $10,000,000 if the conditions set forth in Sections 6A.1, 6A.3, 6A.4, 6A.5, 6A.6, and 6A.7 has each been satisfied; or

                  (ii) if the conditions set forth in Section 6A.2, 6A.3, 6A.4, 6A.5, 6A.6 and 6A.7 have each been satisfied, an amount equal to the $10,000,000 (and, if there are at least 5375 students subject to New Management Contracts, Borrowing with respect to such New Management Contracts shall first be allocated to the Term Loan and then to the Revolving Loan pursuant to Section 2.2(a)(ii)).

         (b) Borrower will give notice to Lender substantially in the form of Exhibit F hereto of each requested borrowing under the Term Loan in accordance with the terms set forth above in this Section 2A.2 (including the initial borrowing) (a "Term Loan Borrowing Notice"), which notice shall be irrevocable and effective only upon receipt by Lender, and which shall specify the amount of such Borrowing. Additional Borrowings may occur on each date thereafter specified in the applicable Term Loan Borrowing Notice so long as on such date each of the conditions precedent in Sections 6A.1 or 6A.2, and 6A.3, 6A.4, 6A.5, 6A.6 and Section 7 are satisfied (each date on which a Term Loan borrowing occurs, a "Term Loan Closing Date"; and the Term Loan Closing Dates, together with the Initial Closing Date, the Second Closing Date, and the Second Term Loan Closing Date, also the "Closing Dates". The Term Loan or any portion thereof, once repaid, may not be re-borrowed.

Borrower shall deliver to Lender a Term Loan Borrowing Notice not later than 10:00 A.M. (New York City time) at least thirteen (13) Business Days before the Borrowing of the Term Loan, specifying:

         (a) the date of such Borrowing; and

         (b) the principal amount of such Borrowing.

         The Term Loan shall be evidenced by a single promissory note (the "Term Note") of Borrower in substantially the form of Exhibit G hereto, dated the date of the delivery of such Term Note to Lender under this Agreement, payable to Lender in the principal amount equal to $10,000,000 and otherwise duly completed.

         The Lender shall be entitled to have the Term Note subdivided, by exchange for Term Notes of lesser denominations or otherwise in connection with an assignment of all or any portion of the Term Loan and the Term Note pursuant to the terms of this Agreement; provided that in no event may the Term Note be subdivided into denominations of less than $2,500,000.

         The proceeds of the Borrowing under the Term Loan shall be sent by wire transfer of immediately available funds to Borrower in accordance with the following wire instructions:

                  Comerica Bank
                  Detroit, Michigan
                  ABA No. 121-137-522
                  Account No. 189-158-4110
                  Ref. Leeds Term Loan Proceeds

The Term Loan shall be guaranteed by Harlem Guarantor pursuant to the Harlem Guaranty, and by the Bayard Guarantor pursuant to the Bayard Guaranty. The Harlem Guaranty shall be secured by the Harlem Mortgage.

         2A.3 Invoice. No later than the fourth Business Day before each Monthly Payment Date, Lender will provide Borrower with an invoice showing the Interest, and the other Secured Term Obligations due (or estimated to be due) pursuant to this Agreement on the next Monthly Payment Date.

         2A.4 Security Interests. The Term Loan (and all other Secured Term Obligations) are secured pursuant to this Agreement (including Section 14 hereof), the Mortgages, and all other Facility Documents.

         2A.5 Termination of Term Loan Commitment. Lender's commitment to fund a Borrowing under the Term Loan shall terminate on the Expiration Date.

         2A.6 Reduction of Term Loan Commitment. The amount of the Term Loan Commitment shall be permanently reduced to zero upon the sale of the Harlem Membership Interest by Merrill Lynch or ERC, or upon the sale or refinancing of the Harlem Real Estate by Borrower.

SECTION 3. GENERAL REPRESENTATIONS AND WARRANTIES OF THE BORROWER.

         Borrower represents and warrants to Lender on and as of each Closing Date as follows:

         3.1 Existence and Power. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all corporate powers and material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, the failure of which to obtain would have a material adverse effect on Borrower's ability to fulfill its obligations under this Agreement and the other Facility Documents to which it is a party. Each Guarantor is an entity in the form set forth on Schedule 6 hereto duly organized, validly existing and in good standing under the laws of the state of its formation, and has all corporate or company powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and to fulfill its obligations under this Agreement and the other Facility Documents to which it is a party.

         3.2 Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by Borrower of this Agreement and the other Facility Documents to which it is a party are within Borrower's powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or bylaws of Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon Borrower or result in the creation or imposition of any Lien on any asset of Borrower or any of its Subsidiaries (except Permitted Liens). The execution, delivery and performance by each Guarantor of this Agreement and the other Facility Documents to which it is a party are within such Guarantor's powers, have been duly authorized by all necessary corporate or company action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or bylaws or articles of organization or operating or company agreement of each Guarantor or of any agreement, judgment, injunction, order, decree or other instrument binding upon each such Guarantor or result in the creation or imposition of any Lien on any asset of any Guarantor, or any of their Subsidiaries (except Permitted Liens).

         3.3 Binding Effect. This Agreement and each of the other Facility Documents to which it is a party constitutes a valid and binding agreement of Borrower. This Agreement will vest absolutely and unconditionally in Lender a valid security interest in the Collateral, subject to no Liens whatsoever (except for Permitted Liens and as provided pursuant to the Facility Documents). Upon the filing of the necessary financing statements under the UCC as in effect in the jurisdiction whose Law governs the perfection of Lender's security interests in the Collateral, the Lender's security interest in the Collateral will be perfected under Article 9 of such UCC, prior to and enforceable against all creditors of and purchasers from Borrower and all other Persons whatsoever (other than Lender and its successors and assigns). This Agreement and each of the other Facility Documents to which it is a party constitutes a valid and binding agreement of each Guarantor.

         3.4 Litigation. Except as is set forth in Schedule 7, there is no action, suit or proceeding pending against, or to the knowledge of Borrower, threatened in writing against or affecting Borrower or any Guarantor before any Official Body in which there is a material likelihood of an adverse decision which would reasonably be expected to materially adversely affect the business, financial position or results of operations of Borrower or any Guarantor, or the ability of Borrower or any Guarantor to fulfill its obligations under this Agreement or any other Facility Document to which it is a party or which in any manner draws into question the validity of this Agreement or any other Facility Document to which Borrower or any Guarantor is a party.

         3.5 Investment Company. Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         3.6 Events of Default or Default. No event has occurred, and no condition exists, that constitutes a Default or an Event of Default.

         3.7 Use of Proceeds. The proceeds of each Borrowing and the Loans shall be used for working capital and school-opening capital and no proceeds of any Borrowing shall be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System.

         3.8 Accurate and Complete Disclosure. To the knowledge of Borrower and each Guarantor, all information, exhibits, financial statements, or other reports or documents furnished or to be furnished at any time by or on behalf of Borrower or any Guarantor to Lender in connection with this Agreement or any other Facility Document is and will be accurate in all material respects as of the date so furnished, and no such report or document contains, or will contain, as of the date so furnished, any untrue statement of a material fact or omits to state, or will omit to state, as of the date so furnished, a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

         3.9 Taxes. Borrower and each Guarantor has filed, or caused to be filed, all federal and state, and to the best of its knowledge, all local and foreign, tax reports and returns, if any, required to be filed by it and paid, or caused to be paid, all amounts of taxes, including interest and penalties, required to be paid by it, except for such taxes (i) as are being contested in good faith by proper proceedings and (ii) against which adequate reserves shall have been established in accordance with and to the extent required by GAAP, but only so long as the proceedings referred to in clause (i) above could not subject Borrower, any Guarantor, or Lender to any civil or criminal penalty or liability or involve any material risk of the loss, sale or forfeiture of any property, rights or interests covered hereunder.

         3.10 Books and Records. Borrower has indicated on its books and records (including any computer files) that the Receivables have been assigned by Borrower hereunder to Lender. Borrower maintains at one or more of its respective offices listed in Schedule 8 hereto all material Records for the Receivables and Owned Real Estate.

         3.11 Financial Condition. (a) None of Borrower or any Guarantor is the subject of any Event of Bankruptcy and the assignment of Receivables on such day is not being made in contemplation of the occurrence thereof. Except as previously disclosed to Lender, since May 15, 2002 there has been no material adverse change in the business or financial position of Borrower which would be reasonably likely to have a material adverse affect on Borrower's ability to fulfill its obligations under this Agreement or any other Facility Document to which it is a party. Neither Borrower nor any Guarantor is contemplating either the filing of a petition by it under state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of its assets or property, and Borrower has no knowledge of any Person contemplating the filing of any such petition against it or any Guarantor.

         (b) (i) The most-recently available consolidated balance sheet of Borrower and its Subsidiaries as of the most recent Fiscal Year end and the related statements of income and cash flows of Borrower and its Subsidiaries for the Fiscal Year then ended, audited by PricewaterhouseCoopers LLC, independent accountants, or another nationally recognized firm of independent accountants, copies of which have been furnished to Lender, fairly present in all material respects the consolidated financial position of Borrower and its Subsidiaries as of such date and the consolidated results of the operations of and changes in consolidated cash flows of Borrower and its Subsidiaries for the period ended on such date, all in accordance with GAAP; and

                  (i) the most-recently available un-audited consolidated balance sheet of Borrower and its Subsidiaries as of the most recent fiscal quarter end and the related un-audited statements of income and cash flows of Borrower and its Subsidiaries for the periods then ended, copies of which have been furnished to Lender, fairly present in all material respects the consolidated financial position of Borrower and its Subsidiaries as at such date and the consolidated results of the operations of and changes in consolidated cash flows of Borrower and its Subsidiaries for the periods ended on such date subject to customary year-end adjustments, all in accordance with GAAP.

         3.12 Insurance. All policies of insurance of any kind or nature owned by Borrower and its Subsidiaries are, to Borrower's knowledge, maintained with financially sound and reputable insurers. Borrower currently maintains insurance with respect to its properties and businesses and causes its Subsidiaries to maintain insurance with respect to their properties and business against loss or damage of the kinds customarily insured against by corporations engaged in the same or similar business and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other corporations including, without limitation, workers' compensation and general liability insurance.

         3.13 ERISA. (a) No liability under Sections 4062, 4063, 4064 or 4069 of ERISA has been or is expected by Borrower to be incurred by Borrower or any ERISA Affiliate with respect to any Plan which is a Single-Employer Plan in an amount that could reasonably be expected to have a material adverse effect on the business, financial condition, operations or properties of Borrower and its Subsidiaries taken as a whole.

         (b) No Plan which is a Single-Employer Plan and which is maintained by Borrower or any of its ERISA Affiliates had an accumulated funding deficiency in an amount that could reasonably be expected to have a material adverse effect on the business, financial condition, operations or properties of Borrower and its Subsidiaries taken as a whole, whether or not waived, as of the last day of the most recent fiscal year of such Plan ended prior to the date hereof. Neither Borrower nor any ERISA Affiliate is (A) required to give security to any Plan which is a Single-Employer Plan pursuant to Section 401(a)(29) of the Code or
Section 307 of ERISA, or (B) subject to a Lien in favor of such a Plan under
Section 302(f) of ERISA.

         (c) Each Plan of Borrower and each of its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code, except where the failure to comply could not reasonably be expected to result in any material adverse effect on the business, financial condition, operations or properties of Borrower and its Subsidiaries taken as a whole.

         (d) Neither Borrower nor any of its Subsidiaries has incurred a tax liability under Section 4975 of the Code or a penalty under Section 502(i) of ERISA in respect of any Plan which has not been paid in full, except where the incurrence of such tax or penalty could not reasonably be expected to result in a material adverse effect on the business, financial condition, operations or properties of Borrower and its Subsidiaries taken as a whole.

         (e) None of Borrower, any of its Subsidiaries or any ERISA Affiliate has incurred or reasonably expects to incur any liability under Section 4201 of ERISA as a result of a complete or partial withdrawal from a Multiemployer Plan which will result in liability to Borrower, any of its Subsidiaries or any ERISA Affiliate in an amount that could reasonably be expected to have a material adverse effect on the business, financial condition, operations or properties of Borrower and its Subsidiaries taken as a whole.

         3.14 Owned Real Estate Taxes and Assessments. The Owned Real Estate is comprised of more than one parcel, each of which constitutes a separate tax lot and none of which constitutes a portion of any other tax lot. There are no pending or, to Borrower's knowledge, proposed, special or other assessments for public improvements or otherwise affecting the Owned Real Estate, nor are there any contemplated improvements to the Owned Real Estate that may result in such special or other assessments.

         3.15 Other Agreements; Defaults. Neither Borrower nor any Guarantor are a party to any agreement or instrument or subject to any court order, injunction, permit, or restriction which might adversely affect the business, operations, or condition (financial or otherwise) of Borrower or any Guarantor. Neither Borrower nor any Guarantor are in violation of any agreement which violation would have a material adverse effect on Borrower's or any Guarantor's ability to perform its obligations hereunder or Borrower's, or any Guarantor's business, properties, or assets, operations or condition, financial or otherwise.

         3.16 Compliance with Law. (a) Except with respect to the Trenton House and the Trenton Parking Lot, to Borrower's knowledge, Borrower and each Guarantor, as the case may be, have all requisite licenses, permits, franchises, qualifications, certificates of occupancy or other governmental authorizations to own, lease and operate the Owned Real Estate and carry on its business, and the Owned Real Estate is in compliance with all applicable legal requirements in all material respects and all building systems contained therein are in good working order, subject to ordinary wear and tear and except as disclosed in building condition reports and other documentation delivered to Lender on or prior to the date hereof; and

         (b) No condemnation has been commenced or, to Borrower's knowledge, is contemplated with respect to all or any portion of the Owned Real Estate or for the relocation of roadways providing access to the Owned Real Estate.

         3.17 Solvency. Giving effect to the Loans, the fair saleable value of Borrower's assets exceeds and will, immediately following the making of the Loans, exceed Borrower's total liabilities, including, without limitation, subordinated, un-liquidated, disputed and contingent liabilities. The fair saleable value of Borrower's assets is and will, immediately following the making of the Loans, be greater than Borrower's probable liabilities, including the maximum amount of its contingent liabilities on their Debts as such Debts become absolute and matured. Borrower's assets do not and, immediately following the making of the Loans will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur Debts and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such Debts as they mature (taking into account the timing and amounts of cash to be received by Borrower and the amounts to be payable on or in respect of obligations of Borrower).

         3.18 Owned Real Estate Insurance. Borrower has obtained and has delivered to Lender a certificate of insurance for the Owned Real Estate reflecting the insurance coverages, amounts and other insurance requirements set forth in this Agreement. No claims have been made under any such policy which would have a material adverse effect on Borrower's ability to perform its obligations hereunder, and no Person, including Borrower, has done, by act or omission, anything which would impair the coverage of any such policy.

         3.19 Equipment.

         (a) The Borrower owns the Equipment set forth on Schedule 9 hereto.

         (b) Borrower will keep the Equipment at such locations in the continental United States as Borrower may elect, provided that (i) all action has been taken to grant to Lender a perfected, first priority security interest in such Equipment (subject only to Permitted Liens), and (ii) Lender's rights in such Equipment, including, without limitation, the existence, perfection and priority of the security interest created hereby in such Equipment, are not adversely affected.

         (c) Borrower will maintain or cause the Equipment to be maintained and preserved in good condition, repair and working order as when acquired and in accordance with any manufacturer's manual, ordinary wear and tear excepted, and will forthwith, or in the case of any loss or damage to any Equipment as quickly as practicable after the occurrence thereof, make or cause to be made all repairs, replacements and other improvements in connection therewith which are necessary or desirable, consistent with past practice, or which Lender may request to such end. Borrower will promptly furnish to Lender a statement describing in reasonable detail any material loss or damage to any Equipment.

         3.20 SEC Documents. The Borrower has filed all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) with the Securities and Exchange Commission (the "SEC") since January 1, 2001 (the "Borrower SEC Documents"). Except to the extent that information contained in any Borrower SEC Documents has been revised or superseded by a later filed Borrower SEC Document: (i) as of their respective dates, the Borrower SEC Documents complied in all material respects with the requirements of the Securities Act of 1933 (the "Act") or the Securities Exchange Act of 1934, as amended (the "1934 Act") as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the Borrower SEC Documents, and none of the Borrower SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; (ii) none of the Borrower SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and (iii) the financial statements of the Borrower included in the Borrower SEC Documents comply as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Borrower and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments).

SECTION 3A. REPRESENTATIONS AND WARRANTIES OF THE BORROWER RELATING TO
            COLLATERAL.

         Borrower represents and warrants to Lender on and as of each Closing
Date:

         3A.1 Place of Business; Records Location; Etc. The address of the chief executive office of Borrower is 521 Fifth Avenue, New York, New York or, if Borrower relocates its chief executive office in accordance with Section 10.8 hereof, such other address as Borrower shall have notified Lender in accordance with such Section. Borrower keeps all of its Records at the offices listed on
Schedule 8 attached hereto. Borrower is a "registered organization" (as defined in Section 9-102(a)(70) of the UCC) formed in the State of Delaware and, for purposes of Article 9 of the UCC, Borrower is located in the State of Delaware. Borrower's name is "Edison Schools Inc." and Borrower has not changed its name, merged or consolidated with any other Person, except as set forth on Schedule 10 attached hereto.

         3A.2 No Liens. Each Receivable, the Related Security, the Collections, Owned Real Estate, all Equipment and all other Collateral, is owned by Borrower free and clear of any Lien (except Permitted Liens). Lender has a first priority perfected security interest in the Collateral free and clear of any Lien (except Permitted Liens). Borrower has not and will not sell, pledge, assign, transfer or subject to a Lien any of the Receivables, the Related Security, the Collections, the Equipment, all other Collateral or the Owned Real Estate, other than in accordance with the terms of this Agreement.

         3A.3 No Adverse Actions. Neither Borrower nor any Guarantor have performed any acts which would prevent Lender from enforcing any of the terms of this Agreement or any Facility Document or which would limit Lender in any such enforcement. Other than financing statements or other similar or equivalent documents or instruments with respect to the Security Interests and Permitted Liens, no financing statement, mortgage, security agreement or similar or equivalent document or instrument covering all or any part of the Collateral is on file or of record in any jurisdiction in which such filing or recording would be effective to perfect a Lien on such Collateral.

         3A.4 Filings. The Security Interests constitute valid security interests under the UCC securing the Obligations. On or before the initial Closing Date, all UCC financing statements and other documents required to be recorded or filed in order to perfect and protect the Security Interests against all creditors of and purchasers from Borrower and all other Persons whatsoever shall have been duly filed (or shall have been delivered to Lender for filing) in each filing office necessary for such purpose and all filing fees and taxes, if any, payable in connection with such filings shall have been paid.

         3A.5 Notice. In the case of a Closing Date, all information set forth on the related Term Loan Borrowing Notice, Revolving Loan Borrowing Notice, and Borrowing Base Report is true and correct in all material respects as of such Closing Date.

         3A.6 Assignment. This Agreement constitutes a valid pledge by Borrower, in favor of Lender, of the Collateral, and a valid assignment by Borrower, to Lender of the Receivables, in each case enforceable against all creditors of and purchasers from Borrower.

         3A.7 Owned Real Estate Title. To Borrower's knowledge, Borrower and each Guarantor has good and insurable title to the applicable Owned Real Estate, free and clear of all Liens whatsoever, except for the Permitted Liens and such other Liens as are permitted pursuant to the Facility Documents. The Mortgages create (and upon the recordation thereof and of any related financing statements there will be perfected):

                  (i) a valid Lien on the Owned Real Estate, subject only to Permitted Liens; and

                  (ii) security interests in and to, and collateral assignments of, all personalty (including the leases), all in accordance with the terms thereof, in each case subject only to any Permitted Liens and such other Liens as are permitted pursuant to the Facility Documents. To Borrower's knowledge, there are no claims for payment for work, labor or materials affecting the Owned Real Estate which would have a material adverse effect on Borrower's or any Guarantor's ability to perform its obligations hereunder or under any other Facility Document. None of the Permitted Liens, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgages and this Agreement, materially and adversely affect the value of the Owned Real Estate, materially impair the use or operations of the Owned Real Estate or impair Borrower's ability to pay its obligations in a timely manner.

         3A.8 Flood Zone. Except as otherwise shown on the survey delivered to Lender in connection with the initial advance of the Loans, to Borrower's knowledge, no portion of the improvements comprising the Owned Real Estate is located in an area identified by the Secretary of Housing and Urban Development or any successor thereto as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Act of 1994, as amended, or any successor law.

         3A.9 Certificate of Occupancy; Licenses. Except for the Trenton Parking Lot, to Borrower's knowledge, all certifications, permits, licenses and approvals, including without limitation, certificates of completion and occupancy permits, required for the legal use, occupancy and operation of the Owned Real Estate for their current uses (collectively, the

"Licenses") have been obtained and are in full force and effect. Borrower shall keep and maintain all Licenses in full force and effect. The use being made of the Owned Real Estate is in conformity with any applicable certificate of occupancy issued for the Owned Real Estate.

         3A.10 Physical Condition. Except as set forth in building reports or other documentation delivered to Lender, to Borrower's knowledge the Owned Real Estate, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects; to Borrower's knowledge, there exists no structural or other material defects or damages in the Owned Real Estate, whether latent or otherwise, and Borrower has not received written notice from any insurance company or bonding company of any defects or inadequacies in the Owned Real Estate, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

         3A.11 Filing and Recording Taxes. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable legal requirements currently in effect in connection with the transfer of the Owned Real Estate to Borrower or any Guarantor, as applicable, have been paid. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable legal requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Facility Documents, including, without limitation, the Mortgage, have been paid or will be paid as of the date hereof.

SECTION 4. INSURANCE AND CONDEMNATION.

         4.1 Owned Real Estate Insurance. Borrower shall maintain insurance as follows:

         (a) Casualty; Business Interruption. Borrower shall keep the Owned Real Estate insured against damage by fire and the other hazards covered by a standard extended coverage and all-risk insurance policy for the full insurable value thereof (without reduction for depreciation or co-insurance), and shall maintain such other casualty insurance as reasonably required by Lender, including building ordinance insurance and insurance for acts of terrorism. Borrower shall keep the Owned Real Estate insured against loss by flood if the Owned Real Estate is located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994 (as each such act may be amended or succeeded), in an amount at least equal to the lesser of:

                  (i) the maximum amount of the Loans; or

                  (ii) the maximum limit of coverage available under said act.

         Borrower shall maintain use and occupancy insurance covering, as applicable, rental income or business interruption, with coverage in an amount not less than twelve (12) months anticipated gross rental income or gross business earnings, as applicable in each case, attributable to the Owned Real Estate. Borrower shall not maintain any separate or additional insurance which is contributing in the event of loss unless it is properly endorsed and otherwise satisfactory to Lender in all respects. The proceeds of insurance paid on account of any damage or destruction to the Owned Real Estate shall be paid to Lender to be applied as provided in Section 4.2.

         (b) Liability. Borrower shall maintain:

                  (i) commercial general liability insurance with respect to the Owned Real Estate providing for limits of liability of not less than $5,000,000 for both injury to or death of a person and for property damage per occurrence; and

                  (ii) other liability insurance as reasonably required by Lender.

         (c) Form and Quality. All insurance policies shall be endorsed in form and substance acceptable to Lender to name Lender as an additional insured, loss payee or mortgagee thereunder, as its interest may appear, with loss payable to Lender, without contribution, under a standard New York (or local equivalent) mortgagee clause. All such insurance policies and endorsements shall be fully paid for and contain such provisions and expiration dates and be in such form and issued by such insurance companies licensed to do business in the State of New York, with a rating of "A-X" or better as established by Best's Rating Guide or "AA" as established by Standard & Poor's. Each policy shall provide that such policy may not be cancelled or materially changed except upon thirty (30) days' prior written notice of intention of non-renewal, cancellation or material change to Lender and that no act or thing done by Borrower shall invalidate any policy as against Lender. Blanket policies will be permitted provided Lender receives appropriate endorsements and/or duplicate policies confirming Lender's right to continue coverage on a pro rata pass-through basis and that coverage will not be affected by loss on other properties. If Borrower fails to maintain insurance in compliance with this Section, Lender may obtain such insurance and pay the premium therefor and Borrower shall, on demand, reimburse Lender for all expenses incurred in connection therewith. Borrower shall assign the policies or proofs of insurance to Lender, in such manner and form that Lender and its successors and assigns shall at all times have and hold the same as security for the payment of the Loans. Borrower shall deliver copies of all original policies certified to Lender by the insurance company or authorized agent as being true copies, together with the endorsements required hereunder. The proceeds of insurance policies coming into the possession of Lender shall not be deemed trust funds, and Lender shall be entitled to apply such proceeds as herein provided.

         (d) Adjustments. Borrower shall give immediate written notice of any loss to the insurance carrier and to Lender. Borrower and each Guarantor hereby irrevocably authorize and empower Lender, as attorney in fact for Borrower coupled with an interest, to make proof of loss, to adjust and compromise any claim under insurance policies, to appear in and prosecute any action arising from such insurance policies, to collect and receive insurance proceeds, and to deduct therefrom Lender's expenses incurred in the collection of such proceeds. Nothing contained in this Section, however, shall require Lender to incur any expense or take any action hereunder.

         4.2 Use and Application of Insurance Proceeds. Lender shall apply insurance proceeds to costs of restoring the Owned Real Estate or the Loans as follows:

         (a) if the loss is less than or equal to $250,000, Lender shall apply the insurance proceeds to restoration provided:

                  (i) no Event of Default or Default exists; and

                  (ii) Borrower promptly commences and is diligently pursuing restoration of the Owned Real Estate;

         (b) if the loss exceeds $250,000 but is not more than 20% of the replacement value of the improvements (for projects containing multiple phases or stand alone structures, such calculation to be based on the damaged phase or structure, not the project as a whole), Lender shall apply the insurance proceeds to restoration provided that at all times during such restoration:

                  (i) no Event of Default or Default exists;

                  (ii) Borrower promptly commences and is diligently pursuing restoration of the Owned Real Estate;

         (c) if the conditions set forth above are not satisfied or the loss exceeds the maximum amount specified in Subsection 4.2(b) above, in Lender's sole discretion, Lender may apply any insurance proceeds it may receive to the payment of the Loans or allow all or a portion of such proceeds to be used for the restoration of the Owned Real Estate; and

         (d) insurance proceeds applied to restoration will be disbursed on receipt of satisfactory plans and specifications, contracts and subcontracts, schedules, budgets, lien waivers and architects' certificates, and otherwise in accordance with prudent commercial construction lending practices for construction loan advances.

         4.3 Condemnation Awards. Borrower shall immediately notify Lender of the institution of any proceeding for the condemnation or other taking of the Owned Real Estate or any portion thereof. Lender may participate in any such proceeding and Borrower will deliver to Lender all instruments necessary or required by Lender to permit such participation. Without Lender's prior consent (which consent shall not be unreasonably withheld or delayed), Borrower:

         (a) shall not agree to any compensation or award; and

         (b) shall not take any action or fail to take any action which would cause the compensation to be determined. All awards and compensation for the taking or purchase in lieu of condemnation of the Owned Real Estate or any part thereof are hereby assigned to and shall be paid to Lender. Borrower and each Guarantor authorize Lender to collect and receive such awards and compensation and to give proper receipts and acquittances therefore, and in the Lender's sole discretion to apply the same toward the payment of the Loans, notwithstanding that the Loans may not then be due and payable, or to the restoration of the Owned Real Estate. Borrower, upon request by Lender, shall execute all instruments requested to confirm the assignment of the awards and compensation to Lender, free and clear of all liens, charges or encumbrances.

SECTION 5. LEASING COVENANTS.

         5.1 Covenants. Except with respect to the Trenton House and Trenton Parking Lot under clause (b) and (d) below, Borrower and each Guarantor, with respect to all leases of the Owned Real Estate:

         (a) shall perform the obligations which Borrower or such Guarantor, as landlord, is required to perform under the leases;

         (b) shall enforce the obligations to be performed by the tenants;

         (c) shall promptly furnish to Lender any notice of default or termination received by Borrower or any Guarantor from any tenant, and any notice of default or termination given by Borrower or any Guarantor to any tenant;

         (d) shall not collect any rents for more than thirty (30) days in advance of the time when the same shall become due, except for bona fide security deposits not in excess of an amount equal to two months rent;

         (e) shall not enter into any ground lease or master lease of any part of the Owned Real Estate;

         (f) shall not further assign or encumber any lease;

         (g) shall not, except with Lender's prior written consent (which consent shall not be unreasonably withheld or delayed), cancel or accept surrender or termination of any lease; and

         (h) shall not, except with Lender's prior written consent (which consent shall not be unreasonably withheld or delayed), modify or amend any lease (except for minor modifications and amendments entered into in the ordinary course of business, consistent with prudent property management practices, not affecting the economic terms of the lease), and any action in violation of clauses (e), (f), (g), and (h) of this Section shall be void at the election of Lender.

SECTION 5A. ENVIRONMENTAL MATTERS.

         5A.1 Representations and Warranties on Environmental Matters. To Borrower's knowledge, except as set forth in any environmental report delivered to Lender prior to the Closing Date:

         (a) no Hazardous Material is now used, stored, generated, manufactured, installed, disposed of or otherwise present at or about the Owned Real Estate (except for cleaning and other products currently used in connection with the routine maintenance or repair of the Owned Real Estate in full compliance with Environmental Laws);

         (b) all permits, licenses, approvals and filings required by Environmental Laws have been obtained, and the use, operation and condition of the Owned Real Estate does not violate any Environmental Laws; and

         (c) no civil, criminal or administrative action, suit, claim, hearing, investigation or proceeding has been brought or been threatened while the Owned Real Estate was owned by Borrower or its wholly owned Subsidiary, nor have any settlements been reached by or with any parties or any liens imposed in connection with the Owned Real Estate concerning Hazardous Materials or Environmental Laws while the Owned Real Estate was owned by Borrower or its wholly owned Subsidiary.

         5A.2 Covenants on Environmental Matters.

         (a) Borrower and each Guarantor shall:

                  (i) comply in all respects with applicable Environmental Laws with respect to the Owned Real Estate;

                  (ii) notify Lender immediately upon Borrower's and/or any Guarantor's discovery of any spill, discharge, release or presence of any Hazardous Material at, upon, under, within, contiguous to or otherwise affecting the Owned Real Estate;

                  (iii) promptly remove such Hazardous Materials and remediate the Owned Real Estate in full compliance with Environmental Laws or as may be reasonably required by Lender or consultant retained by Lender, and

                  (iv) promptly forward to Lender copies of all orders, notices, permits, applications or other communications and reports in connection with any spill, discharge, release or the presence of any Hazardous Material or any other matters relating to the Environmental Laws or any similar laws or regulations, as they may affect the Owned Real Estate, or Borrower or any Guarantor.

         (b) Neither Borrower nor any Guarantor shall cause, shall prohibit any other Person within the control of Borrower or any Guarantor from causing, and Borrower and each Guarantor shall use prudent, commercially reasonable efforts to prohibit other Persons (including tenants) from:

                  (i) causing any spill, discharge or release, or the use, storage, generation, manufacture, installation, or disposal, of any Hazardous Materials at, upon, under, within or about the Owned Real Estate or the transportation of any Hazardous Materials to or from the Owned Real Estate (except for cleaning and other products used in connection with routine maintenance or repair of the Owned Real Estate in full compliance with Environmental Laws);

                  (ii) installing any underground storage tanks at the Owned Real Estate; or

                  (iii) conducting any activity that requires a permit or other authorization under Environmental Laws.

         (b) Borrower shall provide to Lender, at Borrower's expense promptly upon the written request of Lender from time to time, a Site Assessment or, if required by Lender, an update to any existing Site Assessment, to assess the presence or absence of any Hazardous Materials and the potential costs in connection with abatement, cleanup or removal of any Hazardous Materials found on, under, at or within the Owned Real Estate. Borrower shall pay the cost of no more than one such Site Assessment or update in any twelve (12) month period, unless Lender's request for a Site Assessment is based on information provided under Section 5A.2(a), a reasonable suspicion of Hazardous Materials at or near the Owned Real Estate, a breach of representations under Section 5A.1, or an Event of Default, in which case any such Site Assessment or update shall be at Borrower's expense.

         5A.3 Allocation of Risks and Indemnity. As between Borrower and each Guarantor and Lender, all risk of loss associated with non-compliance with Environmental Laws, or with the presence of any Hazardous Material at, upon, within, contiguous to or otherwise affecting the Owned Real Estate, shall lie solely with Borrower and each Guarantor unless caused by the gross negligence or willful misconduct of Lender. Accordingly, Borrower and each Guarantor shall bear all risks and costs associated with any loss (including any loss in value attributable to Hazardous Materials), damage or liability therefrom unless caused by the gross negligence or willful misconduct of Lender, including all costs of removal of Hazardous Materials or other remediation required by law. Borrower and each Guarantor shall indemnify, defend and hold Lender harmless from and against all loss, liabilities, damages, claims, costs and expenses (including reasonable costs of defense) arising out of or associated, in any way, with the non-compliance with Environmental Laws, or the existence of Hazardous Materials in, on, or about the Owned Real Estate, or a breach of any representation, warranty or covenant contained in this Article, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, including those arising from the joint, concurrent, or comparative negligence of Lender; however, Borrower and each Guarantor shall not be liable under such indemnification to the extent such loss, liability, damage, claim, cost or expense results solely from Lender's gross negligence or willful misconduct. Borrower's and each Guarantor's obligations under this Section shall arise upon the discovery of the presence of any Hazardous Material, whether or not any governmental authority has taken or threatened any action in connection with the presence of any Hazardous Material, and whether or not the existence of any such Hazardous Material or potential liability on account thereof is disclosed in the Site Assessment and shall continue notwithstanding the repayment of the Loans or any transfer or sale of any right, title and interest in the Owned Real Estate (by foreclosure, deed in lieu of foreclosure or otherwise)

         5A.4. No Waiver. Notwithstanding any provision in this Article or elsewhere in the Documents, or any rights or remedies granted by the Facility Documents, Lender does not waive and expressly reserves all rights and benefits now or hereafter accruing to Lender under the "security interest" or "secured creditor" exception under applicable Environmental Laws, as the same may be amended. No action taken by Lender pursuant to the Facility Documents shall be deemed or construed to be a waiver or relinquishment of any such rights or benefits under the "security interest exception."

SECTION 6. CONDITIONS TO LENDER'S OBLIGATION TO FUND THE BORROWING REQUEST ON
           THE INITIAL CLOSING DATE.

         Lender's obligation to fund the Borrowing request hereunder on the Initial Closing Date shall be subject to the satisfaction, prior to funding such Borrowing request, of the following conditions:

         6.1 Certified Resolutions. Receipt by Lender of a copy of the resolutions of the Board of Directors or Managers, as applicable, of Borrower and each Guarantor certified as of the Initial Closing Date by such Person's secretary, an assistant secretary or other Responsible Officer authorizing the execution, delivery and performance of this Agreement, if applicable, and the other Facility Documents to be delivered by such Person and approving the transactions contemplated hereby and thereby.

         6.2 Articles of Incorporation. Receipt by Lender of the articles of incorporation or organization, as applicable, of Borrower and each Guarantor certified as of a date reasonably near the Initial Closing Date by the Secretary of State or other similar official of such Person's jurisdiction of incorporation or formation.

         6.3 Good Standing Certificates; Etc. Receipt by Lender of a good standing certificate for each of Borrower and each Guarantor dated a date reasonably near the Initial Closing Date issued by the Secretary of State or other similar official of such Person's jurisdiction of incorporation or formation.

         6.4 Incumbency; Specimen Signatures; By-Laws; Etc. Receipt by Lender of a certificate of the secretary of each of Borrower and each Guarantor dated the Initial Closing Date and certifying:

         (a) the names and signatures of the officers authorized on such Person's behalf to execute this Agreement, if applicable, and the other Facility Documents to be delivered by such Person (on which certificate Lender may conclusively rely until such time as Lender shall receive from such Person a revised certificate meeting the requirements of this Section 6.4); and

         (b) a copy of Borrower's and each Guarantor's By-laws or Operating or Company Agreement, as applicable.

         6.5 Financing Statements. Receipt by Lender of copies of:

         (a) proper financing statements naming Borrower as the debtor and Lender as the secured party and such other similar instruments or documents as may be necessary or, in the opinion of Lender, desirable under the UCC of all appropriate jurisdictions to evidence or perfect Lender's security interests in all Collateral (other than the Second Closing Date Collateral); and

         (b) proper financing statements (Form UCC-3) necessary under the laws of all appropriate jurisdictions necessary to release all security interests or other rights of any Person in the Collateral (other than the Second Closing Date Collateral) previously granted by Borrower.

         6.6 Lien Searches. Receipt by Lender of certified copies of requests for information or copies (Form UCC-11) (or a similar search report certified by parties acceptable to the Lender) dated a date reasonably near the Initial Closing Date listing all effective financing statements or other liens which name Borrower or any Guarantor as debtor (under its current name or any previous name) and which are filed in appropriate jurisdictions, together with copies of such financing statements (none of which shall cover any of the Collateral).

         6.7 Legal Opinions. Receipt by Lender of favorable opinions of:

         (a) David Graff, Esq., general counsel for Borrower and each Guarantor, dated on or about the Initial Closing Date, relating to corporate matters, no litigation, no conflicts and other matters; and

         (b) Appropriate local counsel to Borrower and each Guarantor, dated on or about the Initial Closing Date, relating to legality, validity and enforceability of each Facility Document to which Borrower and each Guarantor is a party, and as to such other matters as Lender and Lender's counsel reasonably may specify in each case, in form and substance acceptable to Lender.

         6.8 Other Documents. Receipt by Lender of executed copies of the Revolving Note, Term Note, the Guarantees, the ERC LLC Pledge Agreement, and the other Facility Documents (other than the Mortgages, the Alliance Pledge Agreement and the Collateral Assignments relating to the Second Closing Date Collateral), each which shall be in full force and effect.

         6.9 Omitted.

         6.10 Receivables List. Receipt by Lender of a computer file or tape containing a true and complete list of all Receivables, identified by account number, account name and by the Outstanding Balance of each Receivable.

         6.11 Delivery of Notes. Delivery to Lender of each note or other instrument evidencing a Receivable (duly endorsed by Borrower in blank or by allonge) (other than the Designated Note Receivables and the Receivables constituting the Second Closing Date Collateral), together with a collateral assignment of the note and Related Security with respect thereto, which assignment shall be in recordable form for all such Related Security which has been recorded in form and substance as attached hereto as Exhibit H.

         6.12 Insurance. Evidence of insurance as required by this Agreement and conforming in all respects to the requirements of Lender.

         6.13 Condemnation. No condemnation or adverse zoning or usage change proceeding shall have occurred or shall have been threatened against the Owned Real Estate, the Owned Real Estate shall not have suffered any significant damage by fire or other casualty which has not been repaired or is not being restored in accordance with this Agreement; no law, regulation, ordinance, moratorium, injunctive proceeding, restriction, litigation, action, citation or similar proceeding or matter shall have been enacted, adopted, or threatened by any governmental authority, which would have, a material adverse effect on the ability of Borrower or any Guarantor to perform their obligations under the Facility Documents.

         6.14 Brokers. All fees and commissions payable to real estate brokers, mortgage brokers, or any other brokers or agents in connection with the Loans or the acquisition of the Owned Real Estate have been paid, such evidence to be accompanied by any waivers or indemnifications deemed reasonably necessary by Lender.

         6.15 Leases. Borrower shall provide, at Lender's request, true and current copies of all Leases.

         6.16 Other Agreements. The Warrant Agreement shall be executed and delivered by all parties thereto, and the warrants described therein shall have been duly issued to Lender.

SECTION 6A. CONDITIONS TO LENDER'S OBLIGATION TO FUND THE BORROWING REQUEST ON
            THE INITIAL CLOSING DATE AND THE SECOND CLOSING DATE.

Lender's obligation to fund the Borrowing request hereunder on the Initial Closing Date (other than the initial advance of $250,000 as set forth in Section 2.2(a)) or the Second Closing Date, as applicable, shall be subject to the satisfaction, prior to funding such Borrowing request, of the conditions set forth in Section 6 hereof (other than the items and conditions set forth in Sections 6.4, 6.6, 6.8, 6.9, and 6.11,), as well as the following conditions:

         6A.1 Special Conditions. The satisfaction of the conditions set forth in clause (a) of the Special Condition, or

         6A.2 Special Conditions. The satisfaction of the conditions set forth in clause (b) of the Special Condition, and

         6A.3 Fees. (i) Payment of $350,000 of the Arrangement Fee in immediately available funds, and (ii) receipt by Lender of Lender's legal fees and expenses in connection with the entering into of this Agreement, which condition may be satisfied by payment of such Lender's fees with a portion of the proceeds of the Loans on the Second Closing Date; and

         6A.4 Mortgages and Other Collateral. (i) The delivery to the Lender of the Mortgage on the Harlem Real Estate and the payment by the Borrower of applicable recording taxes, (ii) the delivery to the Lender of the Mortgage on the other Owned Real Estate and the payment by the Borrower of applicable recording taxes, (iii) the Owned Real Estate being free and clear of all Liens (except for Permitted Liens) in which Lender will have a valid first priority perfected mortgage if such mortgage is duly and properly filed of record, (iv) the delivery to Lender of an ALTA (or equivalent) mortgagee policy of title insurance with respect to the Owned Real Estate in the amount set forth on
Schedule 11, with such reinsurance and endorsements as Lender may reasonably require, containing no exceptions to title (printed or otherwise) other than the Permitted Liens, and insuring that the Mortgages are a first-priority Lien on the Owned Real Estate and related collateral, (v) the delivery to Lender of evidence reasonably acceptable to Lender that (a) following any casualty, the improvements which form a part of the Owned Real Estate may be reconstructed and the current use thereof restored, and (b) except as set forth herein, that there is no litigation, action, citation, injunctive proceedings, or like matter pending or threatened with respect to the Owned Real Estate which would have a material adverse effect on the ability of the Borrower or any Guarantor to perform their obligations under this Agreement, (vi) the execution and delivery to Lender of Collateral Assignments with respect to the Designated Note Receivables, and the satisfaction of the conditions set forth in Sections 6.5 and 6.11 with respect thereto, and the delivery to Lender of any third party consents required in connection therewith, and (vii) legal opinions of appropriate local counsel to Borrower and each Guarantor, dated on or about the Initial Closing Date or the Second Closing date, as applicable, relating to legality, validity and enforceability of each Facility Document to which Borrower and each Guarantor is a party, and as to such other matters as Lender and Lender's counsel reasonably may specify, and containing such exceptions as may be necessary to reflect any issues under New York law with respect to additional interest and the enforcement thereof, in each case, in form and substance reasonably acceptable to Lender; and

         6A.5 Representations True; No Default or Event of Default; Employment.
(a) The representations and warranties of Borrower contained in Sections 3, 3A, 5 and 5A shall be true in all material respects on and as of such Closing Date with the same effect as though such representations and warranties had been made on and as of such Closing Date. There shall exist on such Closing Date no Default or Event of Default (both before and after giving effect to the Borrowing requested on such Closing Date); and

         (b) Chip Delaney shall be a full time employee of Borrower pursuant to a contract with a term of at least two (2) years; and

         6A.6 Borrowing. In the event that the Second Closing Date is occurring pursuant to Section 2A.2(a)(ii), Borrowing the full $10,000,000 of the Term Loan and at least $750,000 of the Revolving Loan; and

         6A.7 Release of Certain Collateral. (i) Upon the satisfaction of clause
(a) of the Special Condition on the Second Closing Date (a) Merrill Lynch shall have released the pledge by ERC of ERC's lien on the Designated Notes Receivable and the Harlem Membership Interest granted to ERC under the ERC Pledge Agreement, and (b) ERC shall have released its lien on the Designated Notes Receivable and the Harlem Membership Interest granted to ERC under the ERC Pledge Agreement, and terminated the ERC Pledge Agreement; or

                  (ii) Upon the satisfaction of clause (b) of the Special Condition on the Second Closing Date (a) if $5,000,000 or more of the Revolving Loan is being borrowed on such date, (1) Merrill Lynch shall have released the pledge by ERC of ERC's lien on the Designated Notes Receivable granted to ERC under the ERC Pledge Agreement, and (2) ERC shall release its lien on the Designated Notes Receivable granted to ERC under the ERC Pledge Agreement, (b) if less than $5,000,000 of the Revolving Loan is being borrowed on such date, ERC shall have subordinated its lien on the Designated Note Receivables to Lender's Lien on the Designated Note Receivables, (c) Merrill Lynch shall have terminated the pledge by ERC of its lien on the Harlem Membership Interest granted to ERC under the ERC Pledge Agreement, and (d) ERC shall have released its lien on the Harlem Membership Interest granted to ERC under the ERC Pledge Agreement.

SECTION 7. CONDITIONS TO LENDER'S OBLIGATION TO FUND BORROWING REQUESTS
           (INCLUDING THE INITIAL BORROWING REQUEST) AND TO MAINTAIN THE LOANS.

         Lender's obligation to fund any Borrowing request hereunder (including the initial Borrowing request) shall be subject to the satisfaction, prior to the funding of such Borrowing of the following conditions:

         7.1 Representations True; No Default or Event of Default.

         The representations and warranties of Borrower contained in Sections 3, 3A, 5 and 5A shall be true in all material respects on and as of such Closing Date with the same effect as though such representations and warranties had been made on and as of such Closing Date. There shall exist on such Closing Date no Default or Event of Default (both before and after giving effect to the Borrowing requested on such Closing Date); provided, however, in the event there is a claim by any third party, on or prior to the Second Closing Date, that such third party holds the original promissory note(s) or owns any of, or has a perfected security interest in, the loans set forth on Schedule 19 attached hereto, such claim shall not be deemed to be a Default or Event of Default hereunder and Lender shall fully fund the Revolver Loan and the Term Loan in accordance with the terms of Sections 2 and 6 hereof on the Second Closing Date.

         7.2 Borrowing Base. In the case of a Closing Date, after giving effect to the Borrowing on such Closing Date, the repayment (if any) of the Loans on such Closing Date, the inclusion of additional Eligible Receivables and Eligible Owned Real Estate in the Borrowing Base on such Closing Date and the exclusion from the Borrowing Base of Receivables and Owned Real Estate (if any) which no longer constitute Eligible Receivables or Eligible Owned Real Estate (or as to which there have been Collections) on such Closing Date, the aggregate principal balance of the Revolving Loan shall not exceed the lesser of (x) the Revolving Loan Commitment on such Closing Date and (y) the Borrowing Base on such Closing Date. Such calculation shall be evidenced by the applicable Borrowing Base Report delivered to Lender on the third Business Day preceding such Closing Date calculated as of the close of business on the Business Day immediately preceding the date of delivery.

         7.3 Borrowing Notice. Receipt by Lender of a Revolving Loan Borrowing Notice in accordance with Section 2.2(a)(ii) hereof or a Term Loan Borrowing Notice in accordance with Section 2A.2(c) hereof.

         7.4 Other Matters. Receipt by Lender of all such approvals, opinions or other documents or information concerning the Collateral as Lender shall have reasonably requested.

         7.5 Expenses. Borrower shall have paid Lender's costs and expenses in connection with such advance (including title charges, and reasonable costs and expenses of Lender's inspecting engineer and attorneys).

         7.6 Adverse Change. No material change shall have occurred in the financial condition of Borrower or any Guarantor which would have, in Lender's reasonable judgment, a material adverse effect on Borrower's or any Guarantor's ability to perform its obligations under the Facility Documents.

         7.7 Condemnation. No condemnation or adverse zoning or usage change proceeding shall have occurred or shall have been threatened against the Owned Real Estate; which would have a material adverse effect on Borrower's ability to perform its obligations hereunder; the Owned Real Estate shall not have suffered any damage by fire or other casualty which has not been repaired or is not being restored in accordance with this Agreement; no Law, moratorium, injunctive proceeding, restriction, litigation, action, citation or similar proceeding or matter shall have been enacted, adopted, or threatened by any governmental authority, which would have, a material adverse effect on Borrower's ability to perform its obligations under the Facility Documents.

         7.8 Security. Such advance shall be secured by the applicable Facility Documents, subject only to Permitted Liens.

SECTION 8. LOAN MATURITY; LOAN PREPAYMENTS.

         8.1 Loan Maturity. On the Maturity Date (or, if different, the Expiration Date), the full principal amount of the Revolving Loan and Term Loan, together with accrued Interest thereon and any other amounts due hereunder, shall be due and payable in full.

         8.2 Mandatory Prepayments. (a) Unless an Event of Default shall have occurred and be continuing, Borrower, shall, without notice, immediately prepay the Revolving Loan and the Term Loan, without premium, together with Interest accrued on the amount to be prepaid to the date of prepayment, on any date on which the aggregate principal balance of the Revolving Loan and Term Loan on such date exceeds the sum of (i) the Borrowing Base on such date, and (ii) if the Harlem Real Estate has not been sold or refinanced, $7,000,000, such prepayment to be in an aggregate principal amount equal to such excess and to be applied first to the Revolving Loan and then to the Term Loan. Upon the occurrence and continuance of an Event of Default, Borrower will make payments on the Loans in accordance with Sections 12 and 14 hereof. If Lender receives a payment on or with respect to any Receivable, the proceeds of such Receivable shall be used to prepay the Revolving Loan, and any excess funds shall be used to prepay the Term Loan.

         (b) Subject to Section 10.18(a) and notwithstanding the foregoing and any other provision hereunder or in any other Facility Document to the contrary, in the event any of Borrower or any Guarantor shall sell, transfer or mortgage any of the Owned Real Estate in accordance with Section 10.18(a) hereof, (a) 100% of the net proceeds of such sale, transfer or mortgage of such Owned Real Estate (other than the Harlem Real Estate) shall be paid to Lender and applied as a prepayment of the Revolving Loan and Term Loan, and, in connection therewith, (i) Lender shall release the lien of the mortgage on such Owned Real Estate and execute any and all documents, termination agreements and instruments required to release the lien of the Mortgage and any other Collateral associated with such Owned Real Estate, and (ii) all of the terms, conditions and provisions hereunder and under the other Facility Documents with respect to such Owned Real Estate shall automatically terminate and be of no further force and effect, and (b) 100% of the net proceeds of such sale, transfer or mortgage of the Harlem Real Estate shall be paid to Lender and applied as a prepayment of the Term Loan, and, in connection therewith, (i) Lender shall release the lien of the Mortgage on the Harlem Real Estate and execute any and all documents, termination agreements and instruments required to release the lien of the Mortgage and any other Collateral associated with the Harlem Real Estate, and
(ii) all of the terms, conditions and provisions hereunder and under the other Facility Documents with respect to the Harlem Real Estate shall automatically terminate and be of no further force and effect.

         (c) On the date on which the Borrower terminates the Revolving Loan Commitment in accordance with Section 2.5(b), the Borrower shall repay the Obligations in full.

         (d) In the event that the Revolving Loan Commitment shall be reduced for any reason below the amount of the outstanding principal balance of the Revolving Loan, on the date of such reduction Borrower shall pay to Lender, as a prepayment of the Revolving Loan, the amount of such excess.

         (e) In the event that any Receivable is refinanced in accordance with the terms of this Agreement, Borrower shall pay to Lender an amount equal to the net cash proceeds received by Borrower in connection with such refinancing, which amount shall be used to prepay the Revolving Loan (and the Revolving Loan Commitment shall then be reduced in accordance with the terms of Section 2.7 hereof); provided, however, in the event that the amount of such net cash proceeds is greater than the then outstanding balance of the Revolving Loan, Borrower shall pay to Lender from such net cash proceeds an amount equal to the then outstanding balance of the Revolving Loan (and the Revolving Loan Commitment shall then be reduced in accordance with the terms of Section 2.7 hereof) and if, at the time that such payments are required, the conditions set forth in Section 7.1, 7.6 and 7.7 are satisfied, Borrower shall have the right to retain the excess(otherwise such excess shall be paid to Lender as a prepayment of the Term Loan). Notwithstanding the foregoing, to the extent that the permanent reduction of the Revolving Loan Commitment required under Section
2.7 in connection with any such refinancing of a Receivable would reduce the Revolving Loan Commitment below zero, then (i) Borrower shall prepay the Revolving Loan in full, (ii) Borrower shall prepay the Term Loan in an amount equal to the amount by which the Revolving Loan Commitment would be reduced below zero, and (iii) if, at the time that such payments are required, the conditions set forth in Section 7.1, 7.6 and 7.7 are satisfied, Borrower shall have the right to retain amounts in excess of what is required to be paid under the preceding clauses (i) and (ii) (otherwise such excess shall be paid to Lender as a prepayment of the Term
Loan).

         (f) Following the occurrence of an Event of Default, in the event that ERC distributes, dividends, contributes, or otherwise pays any sum of money to Borrower other than pursuant to the Purchase and Contribution Agreement, Borrower shall, within two (2) days of receipt of such amounts, pay to Lender such amounts, which amounts shall be used to prepay the Revolving Loan and then the Term Loan.

         8.3 Voluntary Prepayments. Borrower may at any time voluntarily prepay all or a portion of the Revolving Loan without premium or penalty. The Borrower may at any time voluntarily prepay all or a portion of the Term Loan without premium or penalty.

         8.4 Allocation of Prepayments. The aggregate principal amount of any prepayment of the Revolving Loan pursuant to Section 8.2 or 8.3 shall be allocated, first, to any fees and expenses due to Lender under the Facility Documents; second, to any Default Rate interest or late charges; third, to accrued and unpaid interest; fourth, to the principal sum and other amounts due under the Revolving Loan; and fifth to Term Loan applied as set forth in the immediately succeeding sentence; provided, however, that Lender may apply such payments in any order or manner during the continuance of an Event of Default. The aggregate principal amount of any prepayment of the Term Loan pursuant to
Section 8.2 or 8.3 shall be allocated, first, to any fees and expenses due to Lender under the Facility Documents; second, to any Default Rate interest or late charges; third, to accrued and unpaid interest; and fourth, to the principal sum of the Term Loan and other amounts due under the Facility Documents; provided, however, that Lender may apply such payments in any order or manner during the continuance of an Event of Default.

         8.5 Prepayment Notice. Borrower shall provide written notice to Lender of any voluntary prepayment of the Revolving Loan as early as practicable prior to the date for such prepayment, but in no event later than three (3) Business Days prior to the date for such prepayment. Borrower shall provide written notice to Lender of any voluntary prepayment of the Term Loan as early as practicable prior to the date for such prepayment, but in no event later than three (3) Business Days prior to the date for such prepayment.

         8.6 Payment Instructions; Etc. All payments or prepayments required or permitted to be made on the Revolving Loan, the Term Loan, the Revolving Note, the Term Note or otherwise under or in connection with this Agreement (including, without limitation, pursuant to Section 2 or this Section 8) shall be made by wire transfer of immediately available funds to Lender's account designated on the signature page hereto and, in the case of any such mandatory payments or prepayments, such payments or prepayments shall be due by 1:00 p.m. (New York City time).

SECTION 9. ASSIGNMENTS AND PARTICIPATIONS.

         9.1 Assignments. Borrower may not assign its rights or obligations hereunder or under the Revolving Note or Term Note.

Lender may (subject in all events to the confidentiality provisions of Section 17.2) assign all or any portion of the Commitments, the Revolving Loan, and the Term Loan:


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
            (a) to any (i) wholly-owned subsidiary of Lender, or (ii) Affiliate of Lender in which Lender owns an equity interest of at least 51%, in each case without Borrower's prior written consent; and

            (b) to any bank or other institution (each such Affiliate, bank or other institution, an "Assignee") with, so long as no Event of Default has occurred and is continuing, the prior written consent of Borrower not to be unreasonably withheld; provided that any assignment of a portion of the Revolving Loan or the Term Loan shall be in an amount not less than $2,500,000. The Assignee shall have, to the extent of such assignment (unless otherwise provided in such assignment), the obligations, rights and benefits of Lender hereunder with respect to the portion of the Revolving Loan and/or Term Loan assigned to it. For all purposes of this Agreement, the Assignee shall, so long as the portion of the Revolving Loan and/or Term Loan assigned to such Assignee remain unpaid, be entitled to the rights and benefits of this Agreement with respect to the portion of the Revolving Loan and/or Term Loan assigned to it as if (and, Borrower shall be directly obligated to such Assignee under this Agreement as if) such Assignee were the "Lender" for purposes of this Agreement. Accordingly, unless otherwise provided, whenever any action, waiver, notice or consent is to be provided to or by Lender as herein specified, such action, waiver, notice or consent shall (unless otherwise expressly specified herein) also be provided to or by each Assignee. If the Revolving Loan and/or Term Loan are assigned in their entirety, the Assignee shall become Lender hereunder, Borrower shall have no further obligation to the assigning Lender, and the assigning Lender shall have no further obligation to Borrower.

            (c) Notwithstanding the provisions of this Section 9.1, no assignment of an interest in the Revolving Loan or Term Loan to an entity outside the United States of America shall be effective unless the prospective Assignee thereof certifies to Borrower that payments to it in respect of such Loan will not be subject to withholding taxes imposed by any Official Body in the United States of America or any political subdivision or taxing authority thereof or therein or that if it is subject to such withholding taxes it will not seek reimbursement or gross-up from Borrower.

      If School Services LLC, the initial Lender, assigns a portion of the Revolving Loan Commitment or Term Loan Commitment or its rights in the Revolving Loan or Revolving Note or Term Loan or Term Note to multiple lenders, then Borrower agrees to cooperate with School Services LLC in amending this Agreement so as to provide that School Services LLC will act as agent for all of such lenders.

      9.2 Participations. Subject in all events to the confidentiality provisions of Section 17.2, and subject to the following sentence, Lender may with, so long as no Event of Default has occurred and is continuing, the prior written consent of Borrower, not to be unreasonably withheld, sell or agree to sell to one or more other Persons a participation in all or any part of the Revolving Loan Commitment, and/or the Term Loan Commitment, and/or any portion of the Revolving Loan or the Term Loan held by it or to be made by it. If Lender sells any such participation, Lender shall remain responsible for the performance of its obligations hereunder and Borrower shall continue to deal solely and directly with Lender in connection with Lender's rights and obligations hereunder. All amounts payable by Borrower to Lender under this


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
Agreement shall be determined as if Lender had not sold or agreed to sell any participations in any portion of the Revolving Loan or Term Loan and as if Lender were funding all of the Revolving Loan or Term Loan in the same way that it is funding the portion of the Revolving Loan and Term Loan in which no participations have been sold. The participant's rights against Lender in respect of such participation shall be set forth in the agreement executed by Lender and the participant.

SECTION 10. CERTAIN COVENANTS OF THE BORROWER AND EACH GUARANTOR.

      Borrower and each Guarantor covenants and agrees that so long as any Loan shall remain unpaid, or the Revolving Loan Commitment or Term Loan Commitment has not been terminated:

      10.1 Notice of Default or Event of Default. Borrower shall promptly notify Lender of (1) any Default or Event of Default, together with a detailed statement of the steps being taken to cure such Default or Event of Default; (2) any written notice of a material default received by Borrower under other obligations relating to the Owned Real Estate or otherwise material to Borrower's business; and (3) any pending legal, judicial or regulatory proceedings, including any dispute between Borrower or any Guarantor and any governmental authority, affecting Borrower or the Owned Real Estate.

      10.2 Notice of Material Adverse Change. Promptly upon becoming aware thereof, Borrower shall give Lender notice of any material adverse change in the business, operations or financial condition of Borrower.

      10.3 Preservation of Existence. Borrower and each Guarantor shall preserve and maintain their existence, rights, franchises and privileges in the jurisdiction of its formation, and qualify and remain qualified in good standing in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification would materially adversely affect (i) the interests of Lender hereunder or (ii) the ability of Borrower and each Guarantor to perform its obligations hereunder and under the Facility Documents.

      10.4 Compliance with Laws. Borrower and each Guarantor shall comply in all material respects with all Laws applicable to Borrower and each Guarantor, their business and properties and all Collateral and Owned Real Estate subject, however, to Borrower's right to contest any such Laws.

      10.5 Enforceability of Obligations. Borrower and each Guarantor shall take such actions as are commercially reasonable and within its power, if any, to ensure that, with respect to each Receivable, the obligation of any related Obligor to pay the unpaid balance of such Receivable in accordance with the terms thereof remains legal, valid, binding and enforceable against such Obligor.

      10.6 Books and Records. Borrower will keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities.

      10.7 Fulfillment of Obligations. Borrower will duly observe and perform all material obligations and undertakings on its part to be observed and performed under or in connection with the Receivables, will do nothing to impair the rights, title and interest of Lender in and to the Collateral and Receivables.

      10.8 Maintenance of Office; Notice of Relocation. Borrower will maintain at its chief executive office an office where notices, presentations and demands in respect of this Agreement and the Revolving Note and Term Note may be given to and made upon it. Borrower shall give Lender 15 days' prior written notice of any relocation of its chief executive office or jurisdiction of organization.

      10.9 Litigation. As soon as possible, and in any event within ten Business Days of Borrower's knowledge thereof, Borrower shall give Lender notice of (i) any litigation, investigation or proceeding against Borrower or any Guarantor which may exist at any time which, in the reasonable judgment of Borrower, could reasonably be expected to have a material adverse effect on the financial condition or results of operations of Borrower or impair the ability of Borrower to perform its obligations under this Agreement or any Facility Documents, or materially adversely affect the collectibility of the Receivables as a whole, and (ii) any material adverse development in any such previously disclosed litigation.

      10.10 Fees, Taxes and Expenses. Borrower shall pay all filing fees, stamp taxes and other similar documentary or excise taxes and expenses, including the fees and expenses set forth in this Agreement, if any, which may be incurred on account of or arise out of this Agreement and the documents and transactions entered into pursuant to this Agreement.

      10.11 Information. Borrower shall furnish the following to Lender:

            (a) promptly after sending or filing thereof, copies of all reports which Borrower sends to any of its public security holders, and copies of all reports on Form 10-K, Form 10-Q and Form 8-K (unless the Form 8-K is filed solely to file exhibits under Item 7 thereof) which Borrower files with the SEC and any national securities exchange in the United States of America;

            (b) as soon as available and in any event within 25 days after the end of each calendar month, management reports prepared by Borrower which, among other things, shall reflect Borrower's financial performance and condition at the end of the preceding calendar month (including, without limitation, such performance relative to the projections contained in the Budget);

            (c) as soon as available and in any event within 45 days after the end of each of the first three quarters of each Fiscal Year of Borrower, a consolidated balance sheet of Borrower and its Subsidiaries as of the end of such quarter and related statements of income and retained earnings and of cash flows of Borrower and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter, in each case, prepared in accordance with GAAP, certified by the chief financial officer or the chief accounting officer of Borrower;

            (d) as soon as available and in any event within 90 days after the end of each Fiscal Year of Borrower, a consolidated balance sheet of Borrower and its Subsidiaries as of the end of such Fiscal Year and related statements of income and retained earnings and cash flows of Borrower and its Subsidiaries for such Fiscal Year, audited by PricewaterhouseCoopers, LLC, independent accountants, or another nationally recognized firm of independent accountants, in each case, prepared in accordance with GAAP, certified by the chief financial officer or the chief accounting officer of Borrower;

            (e) at the same time as provided to Borrower's Board of Directors and all committees of Borrower's Board of Directors, copies of all documents, reports and analyses provided to Borrower's Board of Directors and any committee thereof;

            (f) the information set forth in Schedule 12 hereto; and

            (g) such other information, documents, records or reports respecting the Owned Real Estate, Receivables and the Related Security or the condition or operations, financial or otherwise, of Borrower or any Guarantor as the Lender may from time to time reasonably request.

      10.12 Nature of Business and Permitted Transactions. Borrower shall engage solely in the Primary Business Line.

      10.13 Due Diligence. From time to time, during regular business hours as requested in writing by Lender, upon five (5) days' prior notice, Borrower shall permit Lender, or its agents or representatives, (A) to examine and make copies of and abstracts from all Records in the possession or under the control of Borrower and its Subsidiaries or the agents of Borrower or its Subsidiaries relating to Owned Real Estate, Receivables and the Related Security, and (B) to visit the offices and properties of Borrower and its Subsidiaries, for the purpose of examining such materials described in clause (A) above, and to discuss matters relating to Owned Real Estate, Receivables and the Related Security and other Collateral with any of the officers or employees of Borrower having knowledge of such matters or with Borrower's independent public accountants.

      10.14 Taxes; Charges. Borrower shall pay before any fine, penalty, interest or cost may be added thereto, and shall not enter into any agreement to defer, any real estate taxes and assessments, franchise taxes and charges, and other governmental charges that may become a Lien upon the Owned Real Estate or Collateral or become payable during the term of the Loans, and will promptly furnish Lender with evidence of such payment. Borrower and each Guarantor shall not suffer or permit the joint assessment of the Owned Real Estate with any other real property constituting a separate tax lot or with any other real or personal property. Borrower and each Guarantor, as the case may be, shall pay when due all claims and demands of mechanics, material men, laborers and others which, if unpaid, might result in a Lien on the Owned Real Estate; however, Borrower and Guarantor may contest the validity of such claims and demands so long as (a) Borrower or any Guarantor notify Lender that it intends to contest such claim or demand, (b) Borrower and each Guarantor provides Lender with an indemnity, bond or other security satisfactory to Lender (including an endorsement to Lender's title insurance policy insuring against such claim or demand) assuring the discharge of Borrower's obligations for such claims and demands, including interest and penalties, and (c) Borrower or any Guarantor is diligently contesting the same by appropriate legal proceedings in good faith and at its own expense. Borrower will promptly pay when due all bills and costs for labor, materials and specifically fabricated materials incurred in connection with the Owned Real Estate and never permit to exist beyond the due date thereof in respect of the Owned Real Estate or any part thereof any Lien, even though inferior to the Liens of the Facility Documents, and in any event never permit to be created or exist in respect of the Owned Real Estate or any part thereof any other or additional Lien other than the liens or security of the Facility Documents, except for the Permitted Liens.

      10.15 Operation; Maintenance; Inspection. Borrower and each Guarantor shall observe and comply with all legal requirements applicable to the ownership, use and operation of the Owned Real Estate. Borrower and each Guarantor shall maintain the Owned Real Estate in good condition and promptly repair any damage or casualty. Borrower and each Guarantor shall permit Lender and its agents, representatives and employees, upon reasonable prior written notice to Borrower and each Guarantor and provided a representative of Borrower and each Guarantor has an opportunity to be present, to inspect the Owned Real Estate and conduct such environmental and engineering studies as Lender may require, provided such inspections and studies do not materially interfere with the use and operation of the Owned Real Estate.

      10.16 Taxes on Security. Borrower and each Guarantor shall pay all taxes, charges, filing, registration and recording fees, excises and levies payable with respect to the Revolving Note, Term Note or the Security Interests or the Receivables created or secured by the Facility Documents, other than income, franchise and doing business taxes imposed on Lender. If there shall be enacted any Law (1) deducting the Revolving Loan or Term Loan from the value of the Owned Real Estate for the purpose of taxation, (2) affecting any Lien on the Owned Real Estate, or (3) changing existing Laws of taxation of mortgages, deeds of trust, security deeds, or debts secured by real property, or changing the manner of collecting any such taxes, Borrower shall promptly pay to Lender, on demand, all taxes, costs and charges for which Lender is or may be liable as a result thereof; however, if such payment would be prohibited by law or would render any Loan usurious, then instead of collecting such payment, Lender may declare all amounts owing under the Facility Documents to be immediately due and payable.

      10.17 ERISA Events. (a) promptly upon becoming aware of the occurrence of any ERISA Event which together with all other ERISA Events occurring within the prior 12 months involve, under ERISA, a payment of money by or a potential aggregate liability of Borrower or any ERISA Affiliate or any combination of such entities in excess of $5,000,000, Borrower shall give the Buyer a written notice specifying the nature thereof, what action Borrower or any ERISA Affiliate has taken and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto.

            (b) Promptly upon receipt thereof, Borrower shall furnish to the Buyer copies of:

            (i) all notices received by Borrower or any ERISA Affiliate of the PBGC's intent to terminate any Plan or to have a trustee appointed to administer any Plan;

            (ii) all notices received by Borrower or any ERISA Affiliate from the sponsor of a Multiemployer Plan pursuant to Section 4202 of ERISA involving a withdrawal liability being assessed against Borrower or any ERISA Affiliate in excess of $5,000,000; and

            (iii) all funding waiver requests filed by Borrower or any ERISA Affiliate with the Internal Revenue Service with respect to any Plan, the accrued benefits of which exceed the present value of the plan assets as of the date the waiver request is filed by more than $5,000,000, and all communications received by Borrower or any ERISA Affiliate from the Internal Revenue Service with respect to any such funding waiver request.

      10.18 Due on Sale and Encumbrance; Transfers of Interests. Without the prior written consent of Lender neither Borrower, any Guarantor nor any other Person having an ownership or beneficial interest in Borrower shall:

            (a) directly sell, transfer, convey, mortgage, pledge, or assign any interest in the Owned Real Estate or any part thereof, except that Borrower or any Guarantor, as the case may be, may sell or mortgage any Owned Real Estate having a purchase price or financing proceeds at least equal to the amounts set forth on Schedule 13 hereto; or

            (b) further encumber, alienate, grant a Lien or grant any other interest in the Owned Real Estate or any part thereof, whether voluntarily or involuntarily; or

            (c) enter into any lease, easement or other agreement granting rights in or restricting the use or development of the Owned Real Estate (except for leases existing on the date hereof and reflected on Schedule 14 hereto or as otherwise set forth in Section 5.1 hereof); or

            (d) with respect to the Harlem Real Estate, enter into, or close title to any property under, any land disposition agreement or any other agreement with New York City or any other governmental authority.

      10.19 Estoppel Certificates. Borrower, within ten (10) days after request, shall furnish to Lender a written statement, duly acknowledged, setting forth the amount due on the Loans, the terms of payment of the Loans, the date to which interest has been paid, whether any offsets or defenses exist against the Loans, and, if any are alleged to exist, the nature thereof in detail, and such other matters as Lender reasonably may request.

      10.20 Handicapped Access. Except with respect to the Trenton House and Trenton Parking Lot, Borrower:

            (a) shall ensure that the Owned Real Estate at all times complies in all material respects with the requirements of the Americans with Disabilities Act of 1990, the Fair Housing Amendments Act of 1988, all state and local laws and ordinances related to handicapped access and all rules, regulations, and orders issued pursuant thereto including, without limitation, the Americans with Disabilities Act Accessibility Guidelines for Buildings and Facilities (collectively, "Access Laws"); and

            (b) has no actual knowledge as to the Owned Real Estate's non-compliance with any Access Laws where the failure to so comply could have a material adverse effect on the Owned Real Estate or on Borrower's ability to repay the Loans in accordance with the terms hereof. Borrower agrees to give prompt notice to Lender of the receipt by Borrower of any written complaints related to violation of any Access Laws with respect to the Owned Real Estate and of the commencement of any proceedings or investigations which relate to compliance with applicable Access Laws.

      10.21 Further Assurances. Borrower and each Guarantor will at its expense, at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that may be necessary or desirable or that Lender may request in order:

            (a) to perfect and protect the security interest purported to be created hereby;

            (b) to enable Lender to exercise and enforce its rights and remedies hereunder in respect of the Collateral;

            (c) to effect otherwise the purposes of this Agreement; or

            (d) to (A) deliver and assign to Lender each note, instrument or chattel paper evidencing Receivables duly indorsed and accompanied by executed instruments of transfer or assignment, all in form and substance satisfactory to Lender, as may be necessary or desirable or that Lender may request in order to assign the Receivable to Lender, and (B) furnishing to Lender from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Lender may reasonably request, all in reasonable detail.

      10.22 Equipment Insurance. (a) Borrower will, at its own expense, maintain insurance with respect to the Equipment in such amounts, against such risks, in such form and with such insurers, as shall be reasonably satisfactory to Lender and with such insurers, as shall be satisfactory to Lender from time to time. Each policy for liability insurance shall provide for all losses to be paid on behalf of Lender and Borrower as their respective interests may appear, and each policy for property damage insurance shall provide for all losses (except for losses of less than $10,000 per occurrence) to be paid directly to Lender. Each such policy shall in addition (A) include Lender as an insured party thereunder (without any representation or warranty by or obligation of Lender thereunder) as its interest may appear, (B) provide that any loss thereunder shall be payable to Lender to its own account, notwithstanding any action, inaction or breach of representation or warranty by Borrower, (C) provide that at least 30 days' prior written notice of cancellation or of lapse shall be given to Lender by the insurer. Borrower will, if so requested by Lender, deliver to Lender original or duplicate policies of all liability and property damage insurance and, as often as Lender may reasonably request, a report of a reputable insurance broker with respect to such insurance. Borrower will also, at the request of Lender, duly execute and deliver instruments of assignment of such insurance policies and cause the respective insurers to acknowledge notice of such assignment.

      (b) In the case of any loss involving damage to Equipment as to which clause (c) of this Section 10.22 is not applicable, Borrower will make or cause to be made the necessary repairs to or replacements of such Equipment, and any proceeds of insurance maintained by Borrower pursuant to this Section 10.22(b) shall be paid promptly to Borrower and applied to the costs of such repairs or replacements.

      (c) Upon the occurrence and during the continuance of an Event of Default or the actual or constructive total loss (in excess of $10,000 per occurrence) of any Equipment, all insurance payment in respect of such Equipment and all other Collateral shall be paid to Lender and applied in the same manner that property insurance is applied pursuant to Section 4.2 hereof.

      10.23 New Mortgages and Receivables. (a) Upon the acquisition thereof, Borrower shall grant to Lender a first priority Mortgage or Lien to Lender with respect to any hereafter acquired Owned Real Estate or Receivable.

      (b) In connection with the grant of any Mortgage pursuant to Section 10.23(a), Borrower shall deliver to Lender the following:

            (i) an "as-built" survey of the Owned Real Estate, dated or updated to a date not earlier than thirty (30) days prior to the date of the making of such Mortgage, certified to Lender and the issuer of the title insurance, prepared by a licensed surveyor acceptable to Lender and the issuer of the title insurance, and conforming to Lender's current standard survey requirements. Without limitation, the minimum requirements for the survey shall be as set forth in the 1992 Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys, "Urban Survey" classification;

            (ii) an engineering report or architect's certificate with respect to the Owned Real Estate, covering, among other matters, inspection of heating and cooling systems, roof and structural details; showing no failure of compliance with building plans and specifications, applicable legal requirements (including requirements of the Americans with Disabilities Act) and fire, safety and health standards; reviewing and approving, among other matters, soil tests, plans and specifications (including heating, ventilation and cooling systems, roof and structural details, mechanical and electrical systems), and compliance with local, state or federal laws, regulations, codes, etc., and containing a declaration satisfactory to Lender that there will be no asbestos in the Owned Real Estate. The engineer/architect preparing such report or certificate must be satisfied that the Owned Real Estate is in compliance with fire, safety and health standards which such engineer/architect deems reasonable, in addition to standards imposed by law, regulation or codes. As requested by Lender, such report shall also include an assessment of the Owned Real Estate's tolerance for earthquake and seismic activity;

            (iii) a Site Assessment of the applicable Owned Real Estate;

            (iv) legal opinions of appropriate counsel to Borrower and the applicable Subsidiary, as applicable, dated on or about the date of the making of such Mortgage, relating to legality, validity and enforceability of each Facility Document to which Borrower and such Subsidiary is entering into on such date, and as to such other matters as Lender and Lender's counsel reasonably may specify in each case, in form and substance reasonably acceptable to Lender;

            (v) the delivery to Lender of an ALTA (or equivalent) mortgagee policy of title insurance with respect to the Owned Real Estate in the amount of the purchase price paid by Borrower or the applicable Subsidiary, with such reinsurance and endorsements as Lender may reasonably require, containing no exceptions to title (printed or otherwise) other than the Permitted Liens, and insuring that such Mortgage is a first-priority Lien on the Owned Real Estate and related collateral;

            (vi) the delivery to Lender of evidence reasonably acceptable to Lender that (a) the Owned Real Estate and the operation thereof comply with all legal requirements in all material respects, including that all requisite certificates of occupancy, building permits, and other licenses, certificates, approvals or consents required of any governmental authority have been issued; and

            (vii) at Lender's request, Borrower shall use commercially reasonable efforts to furnish Lender with zoning letters from applicable municipal agencies, and utility letters from applicable service providers relating to the applicable Owned Property.

            (c) In connection with the grant of any Receivable pursuant to
Section 10.23(a), Borrower shall deliver to Lender the following:

            (i) proper financing statements naming Borrower as the debtor and Lender as the secured party and such other similar instruments or documents as may be necessary or, in the opinion of Lender, desirable under the UCC of all appropriate jurisdictions to evidence or perfect Lender's security interests in the Collateral acquired;

            (ii) each note or other instrument evidencing the applicable Receivable (duly endorsed by Borrower in blank or by allonge), together with a collateral assignment of the note and Related Security with respect thereto, which assignment shall be in recordable form for all such Related Security which has been recorded and otherwise in form and substance as attached hereto as Exhibit H; and

            (iii) legal opinions of appropriate counsel to Borrower and the applicable Subsidiary, as applicable, dated on or about the date of the making of collateral assignment, relating to legality, validity and enforceability of each Facility Document to which Borrower and such Subsidiary is entering into on such date, and as to such other matters as Lender and Lender's counsel reasonably may specify in each case, in form and substance reasonably acceptable to Lender.

      10.24 Alterations. Borrower and each Guarantor shall obtain Lender's prior written consent (which consent shall not be unreasonably withheld) to any alterations to any improvements that would reasonably be expected to have a material adverse effect on Borrower's financial condition, the use, operation or value of the Owned Real Estate, other than those contemplated by the Budget.

      10.25 Lease Extension. At Lender's request, upon the occurrence of a Default or Event of Default, Borrower shall deliver, or cause to be delivered, a notice to the landlord to extend the term of the Ground Lease between Jersey City Redevelopment Agency and Borrower, dated as of March 1, 2000, as assigned by Borrower to The Schomburg Charter School, Inc. Borrower hereby irrevocably authorizes and empowers Lender, as attorney in fact for Borrower coupled with an interest, to deliver any such lease extension notice upon the occurrence of a Default or Event of Default if Borrower fails to deliver such Notice upon Lender's request.

      10.26 Compliance Certificate. Together with the financial statements delivered pursuant to Section 10.11, Borrower shall deliver to Lender a certificate signed by Borrower's chief financial officer or chief accounting officer setting forth calculations in reasonable detail demonstrating compliance (or failure to comply) with Section 11.6.

      10.27 Accounts Payable. Borrower shall pay all of its accounts payable within the terms thereof.

      10.28 Financial Covenants. The Borrower shall have a minimum of $25,000,000 of EBITDA for the fiscal year ended June 30, 2003.

      10.29 Collateral. The Borrower shall (i) on or before September 15, 2002, execute and deliver to Lender Collateral Assignments with respect to the Second Closing Date Collateral referred to in clauses (i) and (ii) of the definition thereof, and shall satisfy the conditions set forth in Sections 6.5 and 6.11 with respect thereto, and shall deliver to Lender any third party consents required in connection therewith, (ii) use best efforts to obtain, on or before September 15, 2002, the third party consent required to execute and deliver the Collateral Assignment with respect to the Second Closing Date Collateral referred to in clause (iii) of the definition thereof, and upon obtaining such consent, execute and deliver to Lender a Collateral Assignment with respect thereto, and shall satisfy the conditions set forth in Sections 6.5 and 6.11 with respect thereto, (iii) use best efforts to obtain, on or before September 15, 2002, the third party consent required to execute the Alliance Pledge Agreement, and upon obtaining such consent, execute and deliver to Lender the Alliance Pledge Agreement, (iv) on or before September 30, 2002, deliver to Lender the original promissory notes evidencing the Receivables set forth on
Schedule 19 attached hereto, duly endorsed to Lender, or deliver to Lender original substitute promissory notes evidencing such Receivables, duly endorsed to Lender, and (v) with respect to any Equipment which is currently subject to a financing arrangement which would be in default as a result of the granting of the Lien hereunder on such Equipment, on or before September 30, 2002, deliver to Lender the consent of the lender/lienholder under such financing arrangement to the granting of the Lien on such Equipment hereunder (and automatically upon such delivery, the applicable Equipment shall constitute Collateral).

SECTION 11. NEGATIVE COVENANTS

            Borrower, and as expressly set forth in this Section 11, each Guarantor, covenants that it will not, without the prior written consent of Lender (all of which such negative covenants shall automatically terminate upon the repayment of the Loans in full or the termination of the Commitments as provided in Section 2.5 and 2A.5 hereof):


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
      11.1 No Rescissions or Modifications. Rescind, refinance or cancel any Receivable or modify any terms or provisions thereof, except for (a) the Phoenixville Loan Documents, the Stepping Stone Loan Documents, and the Rochester Loan Documents, each of which Borrower shall have the right, without Lender's consent, to amend and modify as set forth in the draft amendments and modifications which Borrower delivered to Lender prior to the date hereof, (b) other amendments with the prior written consent of the Lender and which do not increase the amount of the loan and do not have a material adverse effect on Borrower's rights thereunder, (c) except with respect to the Phoenixville Loan Documents, the refinancing of a Receivable if such refinancing shall yield cash proceeds to Borrower of no less than 70% of the then outstanding principal balance of the applicable Receivable, (d) a modification of the Riverhead I Loan Documents solely to increase the amount of the loan thereunder by $600,000, and
(e) amendments to certain Receivables as specifically set forth in, and contemplated by, the Budget. In the event that a Receivable is refinanced for less than the then outstanding principal balance of such Receivable, Borrower shall have the right to make a subordinate loan to the Obligor of such Receivable in an amount not greater than the remaining balance of such Receivable.

      11.2 No Liens. Except as otherwise provided herein, sell, assign (by operation of Law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Lien upon or with respect to, (a) any Receivable or Related Security or Collections in respect thereof, or (b) any deposit account to which any Collections of any Receivable are sent, or assign any right to receive income in respect thereof, other than Liens created under the Facility Documents, or (c) any Equipment other than a Permitted Equipment Sale or Refinancing.

      11.3 No Changes. (a) Make any change in the character of its business, which change would materially impair the collectibility of the Receivables, or
(b) change its name, identity or organizational structure in any manner which would make any financing statement or continuation statement filed in connection with this Agreement or the transactions contemplated hereby seriously misleading within the meaning of Section 9-506, 9-507 or 9-508 of the UCC of any applicable jurisdiction or other applicable Laws unless it shall have given Lender at least 30 days' prior written notice thereof and unless prior thereto it shall have caused such financing statement or continuation statement to be amended or a new financing statement to be filed such that such financing statement or continuation statement would not be seriously misleading.

      11.4 Consolidations, Mergers and Sales of Assets. (i) Borrower and each Guarantor shall not consolidate or merge with or into any other Person or (ii) sell, lease or otherwise transfer all or substantially all of its assets to any other Person unless (a) no Default or Event of Default shall have occurred and be continuing immediately before and immediately after such transaction and (b) in the case of a consolidation or merger, Borrower is the survivor of such transaction.

      11.5 Investments in Other Persons. Neither Borrower nor any Guarantor shall make or hold any Investment in any Person unless, with respect to Borrower, such Person is engaged in the Primary Business Line.

      11.6 Financial Covenants. (a) Permit the ratio of Consolidated Debt to Consolidated Tangible Net Worth as of the last day of any fiscal quarter to be greater than 0.60:1.


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
            (b) Permit Consolidated Tangible Net Worth as of the last day of any fiscal quarter to be less than the sum of (x) $200,000,000, (y) 50% of cumulative (to the extent positive) Consolidated Net Income for each fiscal quarter ended after the date hereof, and (z) 100% of the aggregate net proceeds, including the fair market value of property other than cash (as determined in good faith by the Board of Directors of Borrower), received by Borrower from the issuance and sale of any capital stock of Borrower after the date hereof, or in connection with the exchange or conversion of any Debt of Borrower into capital stock of Borrower after the date hereof.

            (c) Permit any cash bonuses at the corporate headquarter level until there is positive EBIDTA and then only to the extent of positive EBITDA except that bonuses which are contained in the Budget may be paid in respect of fiscal year 2002.

            (d) Permit any Subsidiary of Borrower to incur Debt other than pursuant to this Agreement (including, without limitation, pursuant to the terms of Section 10.18) and the other Facility Documents.

      11.7 Dissolution. Unless the Loans are repaid in full by the proceeds of such action, take any action which would result in termination of Borrower's business, dissolution or liquidation, including partial (whether by spin-off, split-off or otherwise split-off or otherwise) of Borrower.

      11.8 Change in Business. Take any action which would result in any material change in the business of Borrower or material departure from Borrower's Primary Product Line, or the entering into any new or non-core business.

      11.9 Liens. Encumber or grant a Lien on any of the assets of Borrower or any Guarantor other than under this Agreement and the Permitted Liens.

      11.10 Sale of Assets. Subject to Sections 10.18 and 11.2(c) and the Permitted Liens (and as otherwise set forth under the Purchase and Contribution Agreement) sell any assets of Borrower in excess of 10% of the existing assets of Borrower.

      11.11 Dividends. Pay common stock dividends.

      11.12 New Management Contracts. Enter into Management Contracts (i) outside of the ordinary course of the Primary Business Line, or (ii) which have a projected Site IRR of less than thirty percent (30%) during the term of such Management Contract, or (iii) which do not comply in all respects with the Budget, or (iv) which do not contain standardized provisions which are consistent with past practices of Borrower (with such changes as prudent business judgment may dictate or as may be required by applicable law).

      11.13 Options. Re-price any of Borrower's stock options or warrants outstanding as of the date hereof.

      11.14 Pre Financing. Finance the construction or acquisition of any charter school unless such new financing is included in the Budget, it being understood that a payment of an


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
existing financed mortgage shall not increase the amount permitted to be pre-financed under the Budget.

SECTION 12. DEFAULTS, REMEDIES AND TERMINATION.

      12.1 Events of Default. If one or more of the following events ("Events of Default") shall occur and be continuing:

            (a) Borrower shall fail to pay when due any Interest on the Revolving Loan or Term Loan, or any fees or other amount payable hereunder, and such failure shall continue for three (3) Business Days; or

            (b) Borrower shall fail to make any payment or prepayment of principal when due; or

            (c) Borrower shall fail to observe or perform any covenant or agreement contained in the Warrant Agreement (or any warrant issued to the Lender in connection therewith); or

            (d) except as otherwise provided in this Section 12.1, Borrower or any Guarantor shall fail to observe or perform any covenant or agreement contained in this Agreement for 30 days after the earlier to occur of (i) written notice thereof to Borrower or any Guarantor by Lender and (ii) knowledge thereof by Borrower or any Guarantor; or

            (e) any representation, warranty, certification or statement made by Borrower or any Guarantor in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made) for 30 days after the earlier to occur of (i) written notice thereof to Borrower by Lender and (ii) knowledge thereof by Borrower; or

            (f) a judgment or order for the payment of money in excess of $5,000,000 shall be rendered against Borrower or any Guarantor and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days; or

            (g) the first priority perfected security interest of Lender in and to the Collateral is revoked or invalidated, or otherwise ceases to be a first priority perfected security interest in favor of Lender in and to the Collateral for the earlier of (i) one Business Day after actual knowledge thereof by Borrower and (ii) one Business Day after written notice thereof has been given to Borrower by Lender or, in either case, such longer period (not to exceed five Business Days as determined in consultation with, and with the consent of, Lender) as Borrower, acting in good faith and with all due diligence, requires to re-establish the first priority perfected security interest of Lender in and to the Collateral; or

            (h) an Event of Bankruptcy shall occur with respect to Borrower or any Guarantor; or

            (i) (x) Borrower or any Subsidiary thereof shall fail to pay any principal of, or interest on, any Debt that is outstanding in a principal amount of at least $5,000,000 when


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
      due and such failure shall continue beyond the applicable grace period; or
      (y) Borrower or any Subsidiary thereof shall otherwise default under any agreement or instrument in a principal amount of at least $5,000,000; or

            (j) a Change of Control of Borrower shall have occurred; or

            (k) except for the litigation matters set forth on Schedule 7 attached hereto, there shall be pending any litigation, investigation or proceeding which Borrower is required to disclose pursuant to Section 10.9, which in the reasonable opinion of Lender is likely to materially adversely impair the ability of Borrower or any Guarantor to perform its obligations under this Agreement or any other Facility Document; or

            (l) any provision (except any provision that shall be immaterial to Lender) of any Facility Document shall for any reason cease to be a legal, valid and binding obligation of Borrower or any Guarantor, or Borrower or any Guarantor shall so state in writing; or

            (m) the certificate of incorporation or articles of organization of Borrower or any Guarantor shall be amended, supplemented or otherwise modified without the consent of Lender (except as expressly permitted hereunder); or

            (n) the occurrence of any event which materially adversely affects the collectibility of a material portion of the Receivables; or

            (o) Borrower or any Guarantor shall fail to maintain at least the types of insurance set forth in Schedule 16 hereto in at least the minimum amounts set forth in Schedule 16 hereto or any such insurance shall be issued by an insurance company or companies not licensed to do business in the applicable state(s) or not rated "A-VIII" or better by A.M. Best Company and, in any such case, such failure or condition shall continue or exist for 30 days after the earlier to occur of (i) written notice thereof to Borrower by Lender and (ii) knowledge thereof by Borrower; or

            (p) a material adverse change in Borrower has occurred as measured against the Budget; or

            (q) the sale, transfer, conveyance, pledge, mortgage or assignment of any part or all of the Owned Real Estate, or any interest therein, or any interest in any Guarantor (other than Permitted Liens), in violation of Section 10.18 of this Agreement; or

            (r) Any default under any document or instrument, other than the Facility Documents, evidencing or creating a Lien on the Owned Real Estate or any part thereof for 20 days after the earlier to occur of (i) written notice thereof to Borrower or any Guarantor by Lender and (ii) knowledge thereof by Borrower or any Guarantor;

then, and in every such event and so long as such Event of Default shall be continuing, Lender may, (i) by notice to Borrower (such notice, a "Notice of Termination") (x) terminate the Revolving Loan Commitment and Term Loan Commitment and/or (y) declare the Revolving Notes and Term Notes (together with accrued interest thereon) to be, and the Revolving Notes and Term Notes shall thereupon become, immediately due and payable without presentment,


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
demand, protest or other notice of any kind, all of which are hereby waived by Borrower; provided that in the event of an actual or deemed entry of an order for relief with respect to Borrower under state or federal bankruptcy or insolvency laws, or any other Event of Default specified in clause (h) above which has the effect of staying actions against Borrower, without any notice to Borrower or any other act by Lender, the Revolving Loan Commitment and Term Loan Commitment shall thereupon terminate and the Revolving Note and Term Note (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Borrower and (ii) exercise any or all of the rights and remedies set forth in this Agreement and under applicable law.

      12.2 Default Remedies. In addition to (and without limiting Lender's remedies under) Section 12.1, if an Event of Default shall have occurred and be continuing, Lender may exercise any right, power or remedy permitted to it by law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or agreement contained in the Facility Documents or for an injunction against a violation of any of the terms of the Facility Documents or in aid of any exercise of any power granted to Lender in the Facility Documents, or may proceed to enforce payment of the Revolving Loan and Term Loan or to enforce any other legal or equitable right of Lender under this Agreement. No remedy herein (including, without limitation, in Section 12.1 hereof) conferred upon Lender is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity, by statute or otherwise. No course of dealing on the part of Lender, or any delay or failure on the part of Lender to exercise any right or power, shall operate as a waiver of such right or power or otherwise prejudice the rights, powers and remedies of Lender. No failure to insist upon strict compliance with any covenant, term, condition or other provision of the Facility Documents or the Revolving Note or Term Note shall constitute a waiver by Lender of any such covenant, term, condition or other provision or of any Default or Event of Default in connection therewith. To the extent effective under applicable Law, Borrower hereby agrees to waive, and does hereby absolutely and irrevocably waive and relinquish, the benefit and advantage of any valuation, stay, appraisement, extension or redemption laws now existing or that may hereafter exist that, but for this provision, might be applicable to any sale made under any judgment, order or decree of any court, or otherwise, based on the Revolving Loan or Term Loan or on any claim for interest in respect of the Revolving Loan or Term Loan. If an Event of Default shall occur and be continuing, Borrower will pay to Lender, to the extent not prohibited by applicable Law and not paid in accordance with Section 12.1 hereof, such further amount as shall be sufficient to cover the reasonable costs and expenses of collection and of the taking of remedial actions and the maintenance of enforcement proceedings, including, without limitation, reasonable attorneys' fees and disbursements.

SECTION 13. INDEMNIFICATION; EXPENSES.

      13.1 Indemnification. (a) Borrower agrees to indemnify and hold harmless Lender, the directors, officers, employees, agents and Affiliates of Lender and each Person who controls Lender within the meaning of the Securities Act or the Exchange Act from and against any and all claims, damages, losses, liabilities, costs or expenses (including reasonable attorneys' fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending


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
against any litigation, commenced or threatened, whether or not Lender is a party thereto, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which any of them may become subject to the extent that any such claims, damages, losses, liabilities, costs or expenses arise under, in connection with or otherwise relate to the transactions contemplated herein, including, without limitation, any litigation relating to the proposed or actual use of the proceeds of any Borrowing, or under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, provided, that Borrower shall not be liable to Lender for:

                  (i) losses incurred by Lender as a result of the fraudulent actions, gross negligence or willful misconduct of Lender; or

                  (ii) losses, claims, damages, liabilities and expenses arising out of the imposition by any taxing authority of any federal income, state or local income or franchise taxes, or any other taxes imposed on or measured by gross or net income, gross or net receipts, capital, doing business taxes, net worth and similar items (including any interest, penalties or additions with respect thereto) upon Lender (including any liabilities, costs or expenses with respect thereto) or any other tax or similar charge which is excluded from indemnification pursuant to the express terms of this Agreement. The foregoing is in addition to any rights (including without limitation rights to indemnity) to which Lender may otherwise be entitled; provided that this provision shall not entitle Lender to be paid hereunder twice for the same loss.

            (b) The obligations of Borrower under this Section 13.1 shall be in addition to any liability which it may otherwise have and shall extend, upon the same terms and conditions, to each Person, if any, who controls Lender within the meaning of the Securities Act or the Exchange Act and to each director of Lender.

Promptly upon receipt by Lender under this Section 13.1 of notice of the commencement of any suit, action, claim, proceeding or governmental investigation against Lender, Lender shall, if a claim in respect thereof is to be made against Borrower hereunder, notify Borrower in writing of the commencement thereof. Borrower may participate in and assume the defense of any such suit, action, claim, proceeding or investigation at its expense. No settlement of any suit, action, claim proceeding or investigation (regardless of which party is controlling the defense) shall be made without the approval of Borrower and Lender, such approval not to be unreasonably withheld, delayed or conditioned. After notice from Borrower to Lender of its intention to assume the defense thereof with counsel reasonably satisfactory to Lender and so long as Borrower so assumes, and diligently proceeds with, the defense thereof in a manner reasonably satisfactory to Lender, Borrower shall not be liable for any legal expenses of separate counsel for Lender unless there shall be a conflict between the interests of Borrower and Lender, in which case Lender shall have the right to employ one separate counsel to represent it (at Borrower's expense). If Borrower assumes the defense of any suit, Borrower shall use all reasonable efforts to:


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
            (i) consult, from time to time, with Lender about the strategy being pursued;

            (ii) promptly inform Lender of any material developments in such suit; and

            (iii) forward to Lender promptly after receipt thereof copies of any notices, filings, requests or other written materials relating to such suit, and if Lender reasonably determines that the defense being carried out by Borrower materially adversely affects the interests of Lender, Lender shall notify Borrower of such determination and Borrower and Lender shall use reasonable efforts to agree on a defense strategy that is acceptable to both parties and, failing such agreement within 20 days of the aforesaid notice, Borrower shall pay the reasonable expenses of separate counsel retained by Lender.

            (c) Lender shall use its good faith efforts to mitigate, reduce or eliminate any losses, expenses or claims for indemnification; provided, that Lender shall not be obligated to take any action which would subject Lender to any unreimbursed cost or expense or which would otherwise be disadvantageous to Lender.

The agreement, indemnities and other statements of Borrower in or made pursuant to this Section 13.1 will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of Lender or any of the officers, directors or controlling persons referred to in this Section 13.1. The provisions of this Section 13.1 shall survive the termination or cancellation of this Agreement.

      13.2 Expenses. Borrower agrees, promptly upon receipt of a written invoice, to pay or cause to be paid, and to save Lender harmless against liability for the payment of, all reasonable out-of-pocket expenses including, without limitation, reasonable attorneys' fees, accountant's and other third parties' fees and expenses, and any filing fees and expenses incurred by or on behalf of Lender (but excluding salaries and overhead costs incurred by or on behalf of Lender):

            (a) in connection with the negotiation, execution, delivery and preparation of this Agreement and the other Facility Documents and the transactions contemplated by or undertaken pursuant to or in connection herewith or therewith (including, without limitation, the perfection or protection of Lender's security interest in the Collateral); and

            (b) from time to time:

            (i) relating to any requested amendments, waivers or consents under the Facility Documents;

            (ii) arising in connection with Lender's enforcement or preservation of its rights (including, without limitation, the perfection and protection of its interest in the Collateral) under the Facility Documents; or

            (iii) arising in connection with any audit, dispute, disagreement, litigation or preparation for litigation involving the Facility Documents.


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
SECTION 14. SECURITY INTEREST.

      14.1 Grant of Security Interests. (a) In order to secure the full and punctual payment of the Obligations in accordance with the terms thereof, Borrower hereby grants to Lender a continuing security interest in and to all of Borrower's right, title and interest in and to all tangible and intangible personal property and fixtures of Borrower, wherever located and, whether now owned or existing or hereafter acquired or arising and regardless of where located, of every kind and description (collectively, the "Collateral"), including, without limitation, the following:

            (i) the Receivables;

            (ii) the Related Security with respect to the Receivables,

            (iii) all Collections, including all cash collections and other cash proceeds of the Receivables; and

            (iv) all Equipment (other than any Equipment which is currently subject to a financing arrangement which would be in default as a result of the granting of the Lien hereunder on such Equipment);

            (v) all of Borrower's right, title and interest in and to all inventory of any kind (including, without limitation, all types of goods, property and other assets that are held by Borrower for sale, lease or other disposition in the ordinary course of Borrower's business or to be furnished under a contract for services, whether such goods, property and other assets are raw, in process and finished, and materials and supplies used or consumed in the business of Borrower, and goods returned to or repossessed by Borrower and goods in which Borrower has an interest in mass or a joint or other interest or right of any kind), and all accession thereto and products thereof;

            (vi) all of Borrower's right, title and interest in and to all present and future accounts (other than the cash security account maintained by Borrower pursuant to that certain Cash Collateral Agreement, dated as of December 20, 2001 by and between Borrower and Citicorp USA, Inc., and any and all funds or sums now or hereafter deposited in such account, all replacements and substitutions thereof, all instruments and documents in connection therewith, all powers, options, rights and privileges pertaining thereto, and all proceeds of the foregoing), contract rights, chattel paper, documents and instruments (any and all such accounts, contract rights, chattel paper, instruments, documents and rights and obligations being hereinafter referred to as the "Accounts");

            (vii) (a) except for the Harlem Membership Interest, all of Borrower's right, title and interest in and to all general intangibles;
      (b) all rights, interest, choses in action, causes of action, claims and all other intangible property of every kind and nature, in each instance whether now owned or hereafter acquired by Borrower, including, without limitation, all corporate and other business records, all loans, royalties, all Seller Subordinated Notes (as defined in the Purchase and Contribution Agreement, and all other forms of obligations receivable whatsoever (other than Receivables); (c) all trademarks, patents, trade secrets, licenses, copyrights, goodwill, inventions, designs, registrations, permits, franchises and licenses; (d) all computer programs, software, printouts and correspondence, and advertising materials; (e) all customer and supplier contracts, sale orders, rights under license and franchise agreements, and other contracts and contract rights; (f) all interests in partnerships and joint ventures (including, without limitation, certain rights with respect to the ERC LLC Membership Interest as set forth in the ERC LLC Pledge Agreement), including all moneys due from time to time in respect thereof; (g) all federal, state and local tax refunds and federal, state and local tax refund claims; (h) all right, title and interest under leases, subleases, licenses and concessions and other agreements relating to personal property, including all moneys due from time to time in respect thereof; (i) all payments due or made to Borrower in connection with any requisition, confiscation, condemnation, seizure or forfeiture of any property by any person or governmental authority; (j) all collection accounts and deposit accounts (general or special) with any bank or other financial institution; (k) all credits with and other claims against third parties (including carriers and shippers) other than accounts; (l) all rights to indemnification; (m) all reversionary interests in pension and profit sharing plans and reversionary, beneficial and residual interests in trusts; (n) all proceeds of insurance of which the Borrower is the beneficiary; (o) all letters of credit, guaranties, liens, security interests and other security held by or granted to the Borrower; and (p) all other intangible property, whether or not similar to the foregoing, in each instance, however and wherever arising (hereinafter collectively referred to as "General Intangibles"); and

            (viii) all cash and non-cash Proceeds of any of the foregoing and, to the extent not otherwise included, all payments under insurance (whether or not Lender is the loss payee thereof), and any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral); in each case, howsoever Borrower's interest therein may arise or appear (whether by ownership, security interest, claim or otherwise).

            (b) Notwithstanding anything to the contrary contained in this
Section 14.1 or elsewhere in this Agreement, "Collateral" expressly excludes Excluded Collateral. To the extent the provisions of this Section 14.1 or other provisions of this Agreement create a security interest in any property that subsequently falls within the definition of Excluded Collateral, Lender hereby agrees that such property shall be automatically released at that time from any such security interest and that Lender shall from that time have no further security interest or other right in or to such property.

            (c) Notwithstanding anything to the contrary contained in this
Section 14.1 or elsewhere in this Agreement, "Collateral" expressly excludes (i) until Borrower executes and delivers to Lender the Alliance Pledge Agreement pursuant to Section 10.29(iii), the Alliance Membership Interest (and automatically upon such execution and delivery, the Alliance Membership Interest shall constitute Collateral), and (ii) until Borrower executes and delivers to Lender the applicable Collateral Assignment pursuant to Section 10.29(i) and/or
Section 10.29(ii), the applicable Second Closing Date Collateral (and automatically upon such execution and delivery, the applicable Second Closing Date Collateral shall constitute Collateral).

            (d) The Security Interests are granted as security only and shall not subject Lender to, or transfer or in any way affect or modify, any obligation or liability of Borrower with respect to any of the Collateral or any transaction in connection therewith.

      14.2 Further Assurances; Protection of Lender's Security Interest. (a) In connection with the grant under Section 14.1 (but subject to Section 14.1(b)), Borrower agrees to record and file, at its own expense, financing statements with respect to the Collateral, whether now existing and hereafter created or acquired, suitable to reflect the transfer of accounts, general intangibles and chattel paper (each as defined in Article 9 of the UCC) and meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect the pledge of the Collateral to Lender. Additionally, Borrower shall if any Account, Receivable or General Intangible shall be evidenced by a promissory note or other instrument or chattel paper, delivering and pledging to Lender hereunder such note, instrument or chattel paper duly indorsed and accompanied by executed instruments of transfer or assignment, all in form and substance satisfactory to Lender, as may be necessary or desirable or that Lender may request in order to perfect and preserve the security interest purported to be created hereby

            (b) Borrower shall maintain its books and records so that such records shall indicate clearly that Borrower's right, title and interest in the Collateral has been collaterally assigned by Borrower to Lender.

            (c) Borrower agrees that from time to time, at its sole expense, it shall promptly authenticate and deliver all additional instruments and documents and take all additional actions that Lender may reasonably request in order to perfect the interests of Lender in and to, or to protect, the Collateral or to enable Lender to exercise or enforce any of its rights thereunder and hereunder. To the fullest extent permitted by applicable Law, Lender shall be permitted, and Borrower hereby authorizes Lender, to file the original UCC-! Financing statements and amendments to financing statements and assignments thereof consistent with the terms of this Agreement (including any amendment hereto or other modification hereof). Carbon, photographic or other reproductions of this Agreement or any financing statement shall be sufficient as a financing statement.

      14.3 General Authority. Borrower hereby irrevocably appoints Lender its true and lawful attorney, with full power of substitution, in the name of Borrower, or otherwise, for the sole use and benefit of Lender, but at Borrower's expense, to the extent permitted by Law to exercise, at any time and from time to time while an Event of Default has occurred and is continuing, all or any of the following powers with respect to all or any of the Collateral:

            (a) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due thereon or by virtue thereof,

            (b) to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto,

            (c) to sell, transfer, assign or otherwise deal in or with the Collateral or the proceeds or avails thereof, as fully and effectually as if Lender were the absolute owner thereof, and

              (d) to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto;

provided, that Lender shall give Borrower 10 days' prior written notice of the time and place of any sale or other intended disposition of any of the Collateral. Borrower agrees that such notice constitutes "reasonable authenticated notification of disposition" within the meaning of Section 9-611 of the UCC.

         14.4 Collection of Receivables. Subject to the mandatory prepayment obligations set forth in Section 8.2 hereof, and notwithstanding anything in this Agreement or in any other Facility Document to the contrary, Borrower shall have the right to collect any and all payments of interest and principal made by the Obligors under the Receivables and to exercise any and all rights and remedies Borrower has under the loan documents which evidence, govern or secure the Receivables until an Event of Default has occurred and is continuing. Upon the occurrence and continuation of an Event of Default, Lender shall be entitled to collect and all payments of interest and principal made by the Obligors under the Receivables and to exercise any and all rights and remedies under such Facility Documents. The Lender shall have the right at any time, upon the occurrence and during the continuance of an Event of Default, or a Default, to notify the account debtors or obligors under any Receivables and General Intangibles and to direct such account debtors or Obligors to make payment of all amounts due or to become due to the Borrower thereunder directly to the Lender and, upon such notification and at the expense of the Borrower and to the extent permitted by law, to enforce collection of any such Receivables and General Intangibles. The Borrower hereby irrevocably appoints the Lender the Borrower's attorney-in-fact and proxy, with full authority in the place and stead of the Borrower and in the name of the Borrower or otherwise, from time to time in the Lender's discretion, to take any action and to execute any instrument which the Lender may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, (i) upon the occurrence and continuance of an Event of Default, or a Default, to ask, demand, collect, sue for, recover, compound, receive and give acquitence and receipts for moneys due and to become due under or in respect of any Collateral; (ii) upon the occurrence and continuance of an Event of Default, or a Default, to receive, indorse, and collect any drafts or other instruments, documents and chattel paper in connection with clause (i) of this subsection (b); and (iii) upon the occurrence of an Event of Default, or a Default, to file any claims or take any action or institute any proceedings which the Lender may deem necessary or desirable for the collection of any Collateral or otherwise to enforce the rights of the Lender with respect to any Collateral. The powers conferred on the Lender hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Lender shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior party or any other rights pertaining to any Collateral.

         14.5 Remedies upon Event of Default. If any Event of Default has occurred and is continuing, Lender may exercise all rights of a secured party under the applicable UCC and, in addition, Lender may, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of Law, sell the Collateral or any part thereof in any commercially reasonable manner at public or private sale, for cash, upon credit or for future delivery, and at such price or prices as Lender may deem satisfactory. Borrower will execute and deliver such documents and take such other action as Lender reasonably deems necessary or advisable in order that any such sale may be made in compliance with Law. Upon any such sale, Lender shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the Collateral so sold to it absolutely and free from any claim or right of whatsoever kind, including any equity or right of redemption of Borrower which may be waived, and Borrower, to the extent permitted by Law, hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any Law now existing or hereafter adopted. Lender, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the Security Interests and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

For the purpose of enforcing any and all rights and remedies under this Agreement, Lender shall have access to and may use Borrower's books and records relating to the Collateral and Borrower shall:

              (a) deliver to Lender such information relating to the Collateral as Lender may reasonably request, and

              (b) deliver to Lender all Records required to the be maintained pursuant to this Agreement relating to the Collateral and take all such other actions as are necessary to enable Lender to protect and enforce its rights in the Collateral.

         14.6 Application of Proceeds. Upon the occurrence and during the continuance of an Event of Default, the proceeds of any realization upon, or sale of, the Collateral or any Collections shall be applied by Lender in the following order of priorities:

              first, to payment of the expenses of such realization or sale, including the reasonable fees of agents and counsel for Lender, and all reasonable expenses, liabilities and advances incurred or made by Lender in connection therewith, and any other unreimbursed expenses for which Lender is to be reimbursed pursuant to Section 13 of this Agreement and unpaid fees owing to Lender under this Agreement;

              second, to the payment of accrued but unpaid interest on the Secured Revolving Obligations in accordance with this Agreement;

              third, to the payment of unpaid principal of the Secured Revolving Obligations;

              fourth, to the ratable payment of all other Secured Revolving Obligations, until all Secured Revolving Obligations shall have been paid in full;

              fifth, to the payment of accrued but unpaid interest on the Secured Term Obligations in accordance with this Agreement;

              sixth, to the payment of unpaid principal of the Secured Term Obligations; and

              finally, to payment to Borrower or its successors or assigns, or as a court of competent jurisdiction may direct or as required by applicable law.

         14.7 Termination of Security Interests; Release of Collateral. Upon the repayment in full of all Obligations and the termination of the Commitments under this Agreement, the Security Interests shall terminate and all rights to the Collateral shall revert to Borrower. Upon any such termination of the Security Interests, Lender will, at the expense of Borrower, execute and deliver to Borrower such documents as Borrower shall reasonably request to evidence the termination of the Security Interests. Lender will release its Lien on the Equipment to the extent that a Permitted Equipment Sale or Refinancing occurs.

         14.8 Lender Acknowledgement. Lender acknowledges that the Borrower has sold for fair value or contributed all right, title and interest in the Transferred Assets (as defined in the Purchase and Contribution Agreement) to ERC, who has granted a security interest in all such Transferred Assets to Merrill Lynch. Notwithstanding anything herein, in any Facility Document or any other agreement to the contrary, Lender acknowledges that it understands and intends that the Borrower has no legal, equitable or beneficial interest in such Transferred Assets and that neither such assets nor any other assets of ERC are, or will be, available to satisfy the obligations of the Borrower under this Agreement.

         14.9 Notes. The Borrower represents and warrants that set forth on
Schedule 17 are all now existing notes receivable and loans receivable of the Borrower excluding the Receivables.

SECTION 15. MORTGAGE SATISFACTION.

         15.1 Satisfaction. (a) Upon the repayment in full of all Obligations and the termination of the Commitments under this Agreement, the Lender shall execute all documents necessary to satisfy and release the lien of any Mortgage filed by the Lender on the Owned Real Estate. Upon any such satisfaction of a Mortgage, Lender will, at the expense of Borrower, execute and deliver to Borrower such documents as Borrower shall reasonably request to evidence the satisfaction of the Mortgage.

              (b) Upon the repayment in full of all Secured Term Obligations and the termination of the Term Loan Commitment under this Agreement the Lender shall execute all documents necessary to satisfy and release the lien of Harlem Mortgage. Upon any such satisfaction of the Harlem Mortgage, Lender will, at the expense of Borrower, execute and deliver to Borrower such documents as Borrower shall reasonably request to evidence the satisfaction of the Harlem Mortgage or, upon Borrower's request, assign, without recourse, representation or warranty, the Harlem Mortgage.

SECTION 16. MISCELLANEOUS.

         16.1 Notices. All communications under this Agreement or the Notes shall be in writing and shall be delivered or mailed or sent by facsimile transmission or electronic transmission and confirmed in writing (a) if to Lender, at the following address:

                           c/o Leeds Weld & Co.
                           660 Madison Avenue
                           15th Floor
                           New York, New York 10021
                           Attention: Jeffrey T. Leeds
with a copy to:
                           Simpson Thacher & Bartlett
                           425 Lexington Avenue
                           New York, NY  10017
                           Attention:  Gary Horowitz, Esq.

and (b), if to Borrower, at the following address:

                           Edison Schools Inc.
                           521 Fifth Avenue
                           11th Floor
                           New York, NY  10175
                           Attention: General Counsel

With a copy to:

                           Coudert Brothers LLP
                           1114 Avenue of the Americas
                           New York, NY  10036
                           Attention:  Joseph D. Farrell, Esq.

or at such other address or facsimile number as the parties shall have furnished in writing to each other.

Any written communication so addressed and mailed by certified or registered mail, return receipt requested, shall be deemed to have been given when so mailed. All other written communications shall be deemed to have been given upon receipt thereof.

         16.2 Survival. All representations, warranties and covenants made by Borrower or any Guarantor herein or by Borrower or any Guarantor in any certificate or other instrument delivered under or in connection with this Agreement shall be considered to have been relied upon by Lender and shall survive regardless of any investigation made by Lender or on Lender's behalf.

         16.3 Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective successors and assigns, and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns permitted hereunder. Whether or not expressly so stated, the provisions of Sections 13.1 and 13.2 hereof shall be for the benefit of, and shall be enforceable by, any Person who shall no longer be a Lender hereunder but who shall have incurred any expense or been subjected to any liability referred to therein while, or on the basis of being, a Lender.

         16.4 Amendment and Waiver. This Agreement and the Revolving Notes and Term Notes may be amended or supplemented, and the observance of any term hereof or thereof may be waived, with the written consent of Borrower and Lender (or, if multiple Lenders, Lenders with respect to at least 51% in aggregate unpaid principal amount of the Loans), provided, however, that no such amendment, supplement or waiver shall, without the written consent of all Lenders, (a) change, with respect to the Loans, the amount or time of any required prepayment or payment of principal or premium or the rate or time of payment of interest, or change the funds in which any prepayment or payment on the Loans is required to be made; (b) reduce the Borrowing Base, (c) reduce the percentage of the aggregate principal amount of the Loans required for any amendment, consent or waiver hereunder; or (d) release any material Lien on any of the Collateral or affect the priority thereof.

         16.5 Counterparts. This Agreement may be executed and delivered simultaneously in two (2) or more counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument.

         16.6 Reproduction of Documents. This Agreement and all documents relating hereto (other than the Notes), including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by Lender or Borrower, as the case may be, on any Closing Date, and (c) certificates and other non-proprietary information heretofore or hereafter furnished to Lender or Borrower may be reproduced by the receiving party by any photographic or other similar process and such receiving party may destroy any original document so reproduced; provided, however, that, subject to compliance with Section 16.8 hereof, there shall be no restriction on Lender's or Borrower's ability to reproduce this Agreement and related documents for use by Lender, Borrower, or any Affiliate thereof. Lender agrees not to use Borrower's trademarks without written permission or to use same in a way that imperils Borrower's use of such trademarks. Lender and Borrower each stipulate that, to the extent permitted by applicable Law and court or agency rules, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by Lender or Borrower, as the case may be, in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall be admissible in evidence to the same extent.

         16.7 Governing Law; Consent to Jurisdiction and Venue. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Each of Lender and Borrower and each Guarantor hereby irrevocably (i) agrees that any suit, action or other legal proceeding arising out of or relating to the Facility Documents or any Note may be brought in any court of record in the State of New York located in New York County or in the courts of the United States of America located in such County, (ii) consents to the nonexclusive jurisdiction of each such court in any such suit, action or proceeding, and (iii) waives any objection which it may have to the laying of venue of any such claim that any such suit, action or proceeding has been brought in an inconvenient forum and covenants that it will not seek to challenge the jurisdiction of any such court or seek to oust the jurisdiction of any such court, whether on the basis of inconvenient forum or otherwise. Each of Lender and Borrower and each Guarantor irrevocably consents to the service of any and all process in any such suit, action or proceeding by mailing copies of such process to Lender or Borrower and each Guarantor, as the case may be, at its address for notices provided in Section 16.1 hereof. Each of Lender and Borrower and each Guarantor agrees that a final, non-appealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. All mailings under this Section 16.7 shall be by registered or certified mail, return receipt requested. Nothing in this Section 16.7 shall affect Lender's or Borrower's right to serve legal process in any other manner permitted by Law or affect either party's right to bring any suit, action or proceeding against the other party or any of its properties in the courts of any other jurisdiction.

         16.8 Confidentiality. Borrower, Lender, and each Guarantor (each, a "Recipient") shall hold all non-public information obtained pursuant to this Agreement and the transactions contemplated hereby or effected in connection herewith ("Transactions") in accordance with customary procedures for handling confidential information of this nature and will not disclose such information to outside parties, but may make disclosure (a) to their respective directors, officers, employees, agents, counsel, auditors and other representatives (collectively, "Representatives") who need to know such non-public information for purposes of evaluating the Transactions, who are informed of the confidential nature of such non-public information and who agree to be bound by the terms of this Section 16.8, (b) as reasonably required by a bona fide transferee or participant (or prospective transferee or participant which agrees in writing to comply with this Section 16.8), (c) as necessary in order to obtain any consents, approvals, waivers or other arrangements required to permit the execution, delivery and performance of this Agreement and (d) as required or requested by any Official Body or pursuant to legal process or as required by applicable Law; provided, that that non-public information shall not include information which (i) is or becomes generally available to the public other than as a result of a disclosure by a Recipient or its Representatives, (ii) was available to a Recipient on a nonconfidential basis prior to its disclosure to such Recipient by the other party or such other party's Representative or (iii) becomes available to a Recipient on a non-confidential basis from a source other than the other party or such other party's Representatives, who is not known by such Recipient to be bound by a confidentiality agreement with the Recipient or otherwise prohibited from transmitting the information to such Recipient. In the event that Borrower or Lender (as applicable, the "disclosing party") is so required or requested to make any disclosure pursuant to clause (d) above, it is agreed that the disclosing party shall use reasonable efforts to give prompt notice of such requirement or request so that such other party may seek an appropriate protective order. As determined on any date, the obligations under this Section 16.8 shall terminate one year following the then current Expiration Date described in clause (i) of the definition thereof but in no event shall such obligations terminate more than two years following such determination date.

         16.9 Waiver of Jury Trial. EACH PARTY HERETO HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN THEM ESTABLISHED BY THIS AGREEMENT, ANY NOTE OR ANY OTHER CONTRACT, INSTRUMENT, DOCUMENT, OR AGREEMENT ENTERED INTO IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF ANY OTHER PERSON.

         16.10 No Implied Waiver; Cumulative Remedies. No course of dealing and no delay or failure of Lender in exercising any right, power or privilege under the Facility Documents shall affect any other or future exercise thereof or the exercise of any other right, power or privilege; nor shall any single or partial exercise of any such right, power or privilege or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies of Lender under the Facility Documents are cumulative and not exclusive of any rights or remedies which Lender would otherwise have.

         16.11 No Discharge. The obligations of Borrower and each Guarantor under the Facility Documents shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by (a) any exercise or nonexercise of any right, remedy, power or privilege under or in respect of the Facility Documents or applicable Law, including, without limitation, any failure to set-off or release in whole or in part by Lender of any balance of any deposit account or credit on its books in favor of Borrower, or any waiver, consent, extension, indulgence or other action or inaction in respect of any thereof, or (b) any other act or thing or omission or delay to do any other act or thing which could operate as a discharge of Borrower as a matter of law.

         16.12 Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

         16.13 Prior Understandings. The parties hereto hereby agree that this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and supersedes all prior understandings and agreements, whether written or oral.

         16.14 General Source of Funds Representation of Lender. The source of funds to be used by Lender in making the Loans hereunder does not include assets of any employee benefit plan subject to Title I of ERISA.

                  IN WITNESS WHEREOF, the parties hereto have cause this Agreement to be duly executed as of the day and year first above written.

                               EDISON SCHOOLS INC.,
                               as Borrower

                               By:   /s/ David Graff
                                    -------------------------------
                                    Name:   David Graff
                                    Title:  Senior Vice President
                                            and General Counsel

                               110TH AND 5th ASSOCIATES, LLC,
                               as a Guarantor

                               By:   /s/ David Graff
                                    -------------------------------
                                    Name:   David Graff
                                    Title:  Senior Vice President
                                            and General Counsel

                               BAYARD RUSTIN CHARTER SCHOOL, LLC,
                               as a Guarantor

                               By:   /s/ David Graff
                                    -------------------------------
                                    Name:   David Graff
                                    Title:  Senior Vice President
                                            and General Counsel

                               SCHOOL SERVICES LLC, as Lender

                               By:   /s/ Robert Bernstein
                                    -------------------------------
                                    Name:   Robert Bernstein
                                    Title:  Treasurer

                               Address for Funds Transfer:
                               HSBC Bank USA
                               ABA No.: 021001088
                               For credit to: Leeds Equity Partners III, L.P. Account No.: 134019075

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                                                       EXHIBIT E

                            [Form of Revolving Note]

                                 REVOLVING NOTE

$10,000,000                                                     July ___, 2002
                                                            New York, New York

                  FOR VALUE RECEIVED, Edison Schools Inc., a Delaware corporation (the "Borrower") for value received, hereby promises to pay to School Services LLC (the "Lender") or its assigns, the principal sum of TEN MILLION AND 00/100 Dollars ($10,000,000) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Revolving Loan made by Lender to Borrower under the Credit Agreement (as defined below)), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of this Note, in like money and funds, for the period commencing on the date of this Note until this Note shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

                  The date and amount of each increase in the principal balance of Revolving Loan made by Lender shall be recorded by Lender on its books and, prior to any transfer of this Note, endorsed by Lender on the schedule attached hereto or any continuation thereof.

                  This Note is the Revolving Note referred to in the Credit and Security Agreement (as modified and supplemented and in effect from time to time, the "Credit Agreement") dated as of the date hereof among Borrower, Lender and other parties, and evidences the Revolving Loan made by Lender thereunder. Capitalized terms used in this Note have the respective meanings assigned to them in the Credit Agreement.

                  The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of the Revolving Loan upon the terms and conditions specified therein. This Note is secured by the Collateral in accordance with and entitled to the benefits of the Credit Agreement and the Mortgages (excluding the Harlem Mortgage).

                  Borrower agrees to perform and observe duly and punctually each of the covenants and agreements set forth in the Credit Agreement. All such covenants and agreements are incorporated by reference in this Note, and this Note shall be interpreted and construed as if all such covenants and agreements were set forth in full in this Note at this place.

                  Borrower hereby waives diligence, presentment, demand and notice of any kind. The non-exercise by the holder hereof of any right in any one instance shall not limit the other (or further) exercise of that right in that (or any other) circumstances.

                  By its holding of this Note, Lender shall be deemed to accept the terms of the Credit Agreement and agrees to be bound thereby.

                  This Note shall be governed by and construed in accordance with the law of the State of New York.

                  IN WITNESS WHEREOF, EDISON SCHOOLS INC. has caused this Note to be duly executed on its behalf by its officers thereunto duly authorized.

                                          EDISON SCHOOLS INC.


                                          By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                  LOAN SCHEDULE

         The Note evidences the aggregate principal balance of the Revolving Loan made under the within-described Credit Agreement to Borrower, on the dates, in the principal amounts, bearing interest at the rates set forth below, subject to the payments and prepayments of principal set forth below:

                          PRINCIPAL                                              UNPAID PRINCIPAL
                          AMOUNT OF                             AMOUNT PAID       AMOUNT OF THE         NOTATION
 DATE OF BORROWING        BORROWING        INTEREST RATE        OR PREPAID        REVOLVING LOAN         MADE BY
 -----------------        ---------        -------------      ---------------    -----------------     ---------







                                                                       EXHIBIT G

                               [Form of Term Note]

                                    TERM NOTE


$10,000,000                                                      July 31, 2002
                                                            New York, New York

                  FOR VALUE RECEIVED, Edison Schools Inc., a Delaware corporation (the "Borrower") for value received, hereby promises to pay to School Services LLC (the "Lender") or its assigns, the principal sum of TEN MILLION AND 00/100 Dollars ($10,000,000) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Term Loan made by Lender to Borrower under the Credit Agreement (as defined below)), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of this Note, in like money and funds, for the period commencing on the date of this Note until this Note shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

                  The date and amount of each increase in the principal balance of Term Loan made by Lender shall be recorded by Lender on its books and, prior to any transfer of this Note, endorsed by Lender on the schedule attached hereto or any continuation thereof.

                  This Note is the Term Note referred to in the Credit and Security Agreement (as modified and supplemented and in effect from time to time, the "Credit Agreement") dated as of the date hereof among Borrower, Lender and other parties, and evidences the Term Loan made by Lender thereunder. Capitalized terms used in this Note have the respective meanings assigned to them in the Credit Agreement.

                  The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of the Term Loan upon the terms and conditions specified therein. This Note is secured by the Collateral in accordance with and entitled to the benefits of the Credit Agreement and the Mortgages.

                  Borrower agrees to perform and observe duly and punctually each of the covenants and agreements set forth in the Credit Agreement. All such covenants and agreements are incorporated by reference in this Note, and this Note shall be interpreted and construed as if all such covenants and agreements were set forth in full in this Note at this place.

                  Borrower hereby waives diligence, presentment, demand and notice of any kind. The non-exercise by the holder hereof of any right in any one instance shall not limit the other (or further) exercise of that right in that (or any other) circumstances.

                  By its holding of this Note, Lender shall be deemed to accept the terms of the Credit Agreement and agrees to be bound thereby.

                  This Note shall be governed by and construed in accordance with the law of the State of New York.

                  IN WITNESS WHEREOF, EDISON SCHOOLS INC. has caused this Note to be duly executed on its behalf by its officers thereunto duly authorized.

                                              EDISON SCHOOLS INC.


                                              By:
                                                   -----------------------------
                                                   Name:
                                                   Title:

                                  LOAN SCHEDULE

         The Note evidences the aggregate principal balance of the Term Loan made under the within-described Credit Agreement to Borrower, on the dates, in the principal amounts, bearing interest at the rates set forth below, subject to the payments and prepayments of principal set forth below:


                          PRINCIPAL                                              UNPAID PRINCIPAL
                          AMOUNT OF                           AMOUNT PAID OR      AMOUNT OF THE         NOTATION
 DATE OF BORROWING        BORROWING        INTEREST RATE          PREPAID           TERM LOAN            MADE BY
 -----------------        ---------        -------------      ---------------    -----------------     ---------





